EXHIBIT A
File No._______________________


INDUSTRIAL SPACE LEASE
(SINGLE TENANT NET)
Renco 48

         THIS LEASE, dated February 24, 1997, for reference purposes only, is made by and between RENCO INVESTMENT COMPANY, a California general partnership ("Landlord"), and AVANT! CORPORATION, a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

ARTICLE 1
REFERENCES

         1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

         A. Tenant's Address for Notices:   AVANT! Corporation.
                                            1208 East Arques Avenue
                                            Sunnyvale, California
                                            94086

         B. Tenant's Representative:        John Huyett
            Phone Number:                   (408) 738-8881

         C. Landlord's Address for Notices: Renco Investment Company
                                            1285 Oakmead Parkway
                                            Sunnyvale, CA 94086

         D. Landlord's Representative:      William N. Neidig
            Phone Number:                   (408) 730-5500

         E. Intended Commencement Date:     Eighteen (18) months
                                            following the actual lease
                                            commencement date for the
                                            building identified as
                                            Renco 54

         F.  Intended Term:                 Thirteen (13) years and Six
                                            (6) months

         G. Lease Expiration Date:          Thirteen (13) years and Six
                                            (6) months from the Actual
                                            Commencement Date

         H. Tenant's Punchlist Period:      15 days

         I.  First Month's Prepaid Rent:    $102,000.00 which amount
                                            shall be paid to Landlord
                                            when Landlord submits
                                            construction drawings to the
                                            City of Fremont for the
                                            Building shell.

         J.  Last Month's Prepaid Rent:     -0-


         K. Tenant's Security Deposit:      $102,000.00 which amount
                                            shall be paid to Landlord
                                            when Landlord submits
                                            construction drawings to the
                                            City of Fremont for the
                                            Building shell.

         L.  Late Charge Amount:            5% of delinquent amount

         M.  Tenant's Required Liability    $3,000,000 combined single
                 Coverage:                  limit

         N. Brokers:                        CB/Madison

         O. Property or Project: That certain real property, situated in the City of Fremont, County of Alameda, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

                                            Renco 48
                                            Parcel Map 6925, Parcel 2 recorded
                                            in the official records of Alameda
                                            County, California

         P. Building: That certain Building to be constructed by Landlord within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

         Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

         R. Leased Premises: All the space which is the Building which is to consist of approximately 85,000 square feet of rentable area and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

                                            Renco 48
                                            Parcel Map 6925, Parcel 2 recorded
                                            in the official records of Alameda
                                            County, California

         S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

                  Sixty Thousand One Hundred Eighty Dollars ($60,180.00) for each of the first six (6) months of the Lease Term.

                  One  Hundred  Six   Thousand   Two   Hundred   Fifty   Dollars
                  ($106,250.00)  for each of months  seven (7) through  eighteen
                  (18) of the Lease Term.

                  The Base Monthly Rent shall be increased by Four Thousand Two Hundred Fifty Dollars ($4,250.00) at the start of the nineteenth (19th) month of the Lease Term and by an additional Four Thousand Two

                  Hundred Fifty Dollars ($4,250.00) on each and every subsequent anniversary of the Lease Commencement date throughout the Term of the Lease.

         T.  Permitted Use:  The term "Permitted Use" shall mean the following:

                  Manufacture, warehousing, repair, and sales and service of high technology computer hardware/software and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with Landlord's consent, which shall not be unreasonably withheld.

         U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

                  Exhibit "A"- Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

                  Exhibit "B"- [intentionally deleted]

                  Exhibit "C"- Tenant Improvement Agreement

                  Exhibit "D"- Acceptance Agreement

         V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows: First Addendum to Lease.

File No._______________________

INDUSTRIAL SPACE LEASE
(SINGLE TENANT NET)
Renco 53

         THIS LEASE, dated February 24, 1997 for reference purposes only, is made by and between RENCO INVESTMENT COMPANY, a California general partnership ("Landlord"), and AVANT! CORPORATION, a"Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").


ARTICLE 1
REFERENCES

         1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

         A.  Tenant's Address for Notices:  AVANT! Corporation
                                            1208 East Arques Ave
                                            Sunnyvale, CA 94086

         B.  Tenant's Representative:       John Huyett
             Phone Number:                  (408) 738-8881

         C.  Landlord's Address for Notices:Renco Investment Company
                                            1285 Oakmead Parkway
                                            Sunnyvale, CA 94086

         D. Landlord's Representative:      William N. Neidig
            Phone Number:                   (408) 730-5500

         E.  Intended Commencement Date:    The earlier of May 1,
                                            2009 or upon the  actual  expiration
                                            or  termination  of  the  lease  for
                                            Renco 53 with Cirrus Logic

         F.  Intended Term:                 Approximately One (1)
                                            year and four (4) months

         G. Lease Expiration Date:          The Lease shall expire
                                            on the same  date as the  expiration
                                            of the leases for Renco 54 and Renco
                                            55

         H. Tenant's Punchlist Period:      15 days

         I.  First Month's Prepaid Rent:    $0.00

         J.  Last Month's Prepaid Rent:     -0-

         K. Tenant's Security Deposit:      $157,500.00 to be  paid on the Lease
                                            Commencement Date

         L.  Late Charge Amount:            5% of delinquent amount

         M. Tenant's Required Liability     $3,000,000 combined
               Coverage:                    single limit

         N.  Brokers:                       CB/ Madison

         O. Property or Project: That certain real property, situated in the City of Fremont, County of Alameda, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

                           Renco 53
                           46875 Bayside Parkway
                           Fremont, California 94538


         P. Building: That certain Building within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

         Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

         R. Leased Premises: All the space which is the Building, consisting of approximately 90,000 square feet of rentable area and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

                           Renco 53
                           46875 Bayside Parkway
                           Fremont, California 94538

         S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

                  In the event the Lease Commencement Date is earlier than May 1, 2009, the Base Monthly Rent from the Lease Commencement Date through April 30, 2009 shall be the greater of the following: (a) the same Base Monthly Rent as Tenant would have been required to pay to Cirrus Logic under Tenant's sublease agreement with Cirrus Logic for the Leased Premises (had such sublease continued in full force and effect through April 30,
                  2009) through April 30, 2009 pursuant to the terms of such sublease as of the date of this lease agreement, or (b) the same Base Monthly Rent as Cirrus Logic would have been required to pay to Landlord if the Cirrus Logic lease with Landlord, as reference above, had continued in full force and effect through April 30, 2009.

                  One  Hundred   Fifty-seven   Thousand  Five  Hundred   Dollars
                  ($157,500.00) from May 1, 2009 through April 30, 2010.

                  The Base Monthly Rent shall be increased by Four Thousand Five Hundred Dollars ($4,500.00) per month on May 1, 2010 and each and every May 1 thereafter.

         T.  Permitted Use:  The term "Permitted Use" shall mean the following:

                  Manufacture, warehousing, repair, and sales and service of high technology computer hardware/software and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with Landlord's consent, which shall not be unreasonably withheld.

         U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

                  Exhibit "A"- Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

                           Exhibit "B"- [intentionally deleted]

                           Exhibit "C"- Tenant Improvement Agreement

                           Exhibit "D"- Acceptance Agreement

         V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows: First Addendum to Lease.

INDUSTRIAL SPACE LEASE
(SINGLE TENANT NET)
Renco 54

         THIS LEASE, dated February 24, 1997 for reference purposes only, is made by and between RENCO INVESTMENT COMPANY, a California general partnership ("Landlord"), and AVANT! CORPORATION, a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

ARTICLE 1
REFERENCES

         1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

         A.   Tenant's Address for Notices:          AVANT! Corporation.
                                                     1208 East Arques Avenue
                                                     Sunnyvale, CA 94086

         B.  Tenant's Representative:                John Huyett
             Phone Number:                           (408) 738-8881

         C.  Landlord's Address for                  Renco Investment Company
             Notices:                                1285 Oakmead Parkway
                                                     Sunnyvale, CA 94086

         D. Landlord's Representative:               William N. Neidig
            Phone Number:                            (408) 730-5500

         E. Intended Commencement Date:              October 1, 1997

         F. Intended Term:                           13 years

         G. Lease Expiration Date:                   13 years from the Actual
                                                     Commencement Date

         H. Tenant's Punchlist Period:               15 days

         I.  First Month's Prepaid Rent:             $53,000.00

         J.  Last Month's Prepaid Rent:              -0-

         K. Tenant's Security Deposit:               $53,000.00

         L.  Late Charge Amount:                     5% of delinquent amount

         M. Tenant's Required Liability              $3,000,000 combined
                 Coverage:                           single limit

         N.  Brokers:                                CB/ Madison

         O. Property or Project: That certain real property, situated in the City of Fremont, County of Alameda, State of California, to be improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

                                            Renco 54
                                            46859 Bayside Parkway
                                            Fremont, California 94538

         P. Building: That certain Building to be constructed by Landlord within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

         Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

         R. Leased Premises: All the space which is the Building which is to consist of approximately 53,000 square feet of rentable area and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

                  Renco 54
                  46859 Bayside Parkway
                  Fremont, California 94538

         S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:
                  Fifty Three Thousand Dollars ($53,000.00) for months one (1) through four (4) of the Lease Term.

                  Sixty-three Thousand Six Hundred Dollars ($63,600.00) for months five (5) through twenty-four (24) of the Lease Term.

                  Sixty-six thousand Two Hundred Fifty Dollars ($66,250.00) for months twenty-five (25) through thirty-six (36) of the Lease Term.

                  The Base Monthly Rent shall be increased by Two Thousand Six Hundred Fifty Dollars ($2,650.00) at the start of the thirty-seventh (37th) month of the Lease Term and by an additional Two Thousand Six Hundred Fifty Dollars ($2,650.00) on each and every subsequent anniversary of the Lease Commencement date throughout the Term of the Lease.

         T.  Permitted Use:  The term "Permitted Use" shall mean the following:

                  Manufacture, warehousing, repair, and sales and service of high technology computer hardware/software and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with Landlord's consent, which shall not be unreasonably withheld.

         U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

                  Exhibit "A"- Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

                  Exhibit "B"- [intentionally deleted]

                  Exhibit "C"- Tenant Improvement Agreement

                  Exhibit "D"- Acceptance Agreement

         V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows: First Addendum to Lease.

File No._______________________


INDUSTRIAL SPACE LEASE
(SINGLE TENANT NET)
Renco 55


         THIS LEASE, dated February 27, 1997 for reference purposes only, is made by and between RENCO INVESTMENT COMPANY, a California general partnership ("Landlord"), and AVANT! CORPORATION, a Delaware corporation ("Tenant"),to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

ARTICLE 1
REFERENCES

         1.1 REFERENCES: All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

         A.  Tenant's Address               AVANT! Corporation.
             for Notices:                   1208 East Arques Avenue
                                            Sunnyvale, CA 94086

         B.  Tenant's Representative:       John Huyett
             Phone Number:                  (408) 738-8881

         C.  Landlord's Address             Renco Investment Company
             for Notices:                   1285 Oakmead Parkway
                                            Sunnyvale, CA 94086

         D.  Landlord's Representative:     William N. Neidig
             Phone Number:                  (408) 730-5500

         E.  Intended Commencement Date:    Four (4) Months following
                                            the lease  commencement date for the
                                            building identified as Renco 54

         F.  Intended Term:                 Twelve (12) years and Eight
                                            (8) Months

         G.  Lease Expiration Date:         12 years and eight (8)
                                            months following the actual
                                            lease commencement date for the
                                            building identified as
                                            Renco 54

         H. Tenant's Punchlist Period:      15 days

         I.  First Month's Prepaid Rent:    $63,600.00

         J.  Last Month's Prepaid Rent:     -0-

         K. Tenant's Security Deposit:      $63,600.00

         L.  Late Charge Amount:            5% of delinquent amount

         M. Tenant's Required Liability     $3,000,000 combined
               Coverage:                    single limit

         N.  Brokers:                       CB/ Madison

         O. Property or Project: That certain real property, situated in the City of Fremont, County of Alameda, State of California, as presently improved with one building, which real property is shown on the Site Plan attached hereto as Exhibit "A" and is commonly known as or otherwise described as follows:

                                    Renco 55
                                    46889 Bayside Parkway
                                    Fremont, California 94538

         P. Building: That certain Building to be constructed by Landlord within the Property in which the Leased Premises are located, which Building is shown outlined in red on Exhibit "A" hereto.

         Q. Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the buildings, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

         R. Leased Premises: All the space which is the Building which is to consist of approximately 53,000 square feet of rentable area and, for purposes of this Lease, agreed to contain said number of square feet. The Leased Premises are commonly known as or otherwise described as follows:

                                    Renco 55
                                    46889 Bayside Parkway
                                    Fremont, California 94538

         S. Base Monthly Rent: The term "Base Monthly Rent" shall mean the following:

                  Thirty Two Thousand Four Hundred Forty Dollars ($32,440.00) for each month of the first four (4) months of the Lease Term.

                  Sixty-three Thousand Six Hundred Dollars ($63,600.00) for months five (5) through twenty (20) of the Lease Term.

                  Sixty-six thousand Two Hundred Fifty Dollars ($66,250.00) for months twenty-one (21) through thirty-two (32) of the Lease Term.

                  The Base Monthly Rent shall be increased by Two Thousand Six Hundred Fifty Dollars ($2,650.00) at the start of the thirty-third (33rd) month of the Lease Term and by an additional Two Thousand Six Hundred Fifty Dollars ($2,650.00) at the start of each subsequent twelve (12) month period following the thirty-third (33rd) month of the Lease Term throughout the Term of the Lease.

         T. Permitted Use: The term "Permitted Use" shall mean the following:

                  Manufacture, warehousing, repair, and sales and service of high technology computer hardware/software and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with Landlord's consent, which shall not be unreasonably withheld.

         U. Exhibits: The term "Exhibits" shall mean the Exhibits to this Lease which are described as follows:

                  Exhibit "A"- Site Plan showing the Property and delineating the Building in which the Leased Premises are located.

                  Exhibit "B"- [intentionally deleted]

                  Exhibit "C"- Tenant Improvement Agreement

                  Exhibit "D"- Acceptance Agreement

         V. Addenda: The term "Addenda" shall mean the Addendum (or Addenda) to this Lease which is (or are) described as follows: First Addendum to Lease.

ARTICLE 2:
LEASED PREMISES, TERM AND POSSESSION

         2.1 DEMISE OF LEASED PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's use in the conduct of Tenant's, and Tenant's permitted sublessee's and assignee's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in
Article I as the Leased Premises, reserving and excepting to Landlord the exclusive right One-half of all excess rentals and assignment considerations (as defined in Section 7.5) to all profits to be derived from any assignments or sublettings by Tenant during the Lease Term by reason of the appreciation in the fair market rental value of the Leased Premises. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Article 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property,
(iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and the Property, and (iv) all reasonable written rules and regulations from time to time established by Landlord. Notwithstanding anything to the contrary in Section 2.1 of the Lease Form, Tenant's compliance with Laws concerning Hazardous Materials, whether governing the use of the Leased Premises or the Property or not, shall be governed solely and exclusively by Paragraph 16 of the Addendum entered into concurrently herewith.

         2.2 RIGHT TO USE OUTSIDE AREAS: As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in Article 4 and shall terminate concurrently with any termination of this Lease.

         2.3 LEASE COMMENCEMENT DATE AND LEASE TERM: The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Intended Commencement Date (as set forth in Article 1) unless either (i) Landlord is unable to deliver possession of the Leased Premises to Tenant on the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to Article 2.4 below or (ii) Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date, in which case the Lease Commencement Date shall be as determined pursuant to
Article 2.7 below (the "Lease Commencement Date") . The term of the Lease shall end on the Lease Expiration Date (as set forth in Article I), irrespective of whatever date the Lease Commencement Date is determined to be pursuant to the foregoing sentence (unless the Lease Expiration Date is expressly determined based upon the Lease Commencement Date). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

         2.4 DELIVERY OF POSSESSION: Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date (as set forth in Article 1) in their presently existing condition, broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Exhibit or Addenda attached to and made a part of this Lease, to modify existing interior improvements or to make, construct and/or install additional specified improvements within the Leased Premises or to the Outside Areas and/or to construct the Leased Premises, in which case Landlord shall deliver to Tenant possession of the Leased Premises on or before the Intended Commencement Date as so modified and/or improved. If Landlord is unable to so deliver possession of the Leased Premises to Tenant in the agreed condition on or before the Intended Commencement Date, for whatever reason other than Landlord's failure to commence construction or diligently pursue it to completion to the extent it is within Landlord's reasonable control to do so, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of one hundred twenty days after the Intended Commencement Date (the "delivery grace period"); however, the Lease Commencement Date shall not be deemed to have occurred until such date as Landlord notifies Tenant that the Leased Premises are in the agreed condition and are Ready for Occupancy. Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in making the agreed improvements and/or delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the actions of Tenant. If Landlord is unable to deliver possession of the Leased Premises in the agreed condition to Tenant (a) within the described delivery grace period (including any extensions thereof by reason of Force Majeure or the actions of Tenant) or (b) within twelve (12) months from the

Intended Commencement Date, then Tenant's sole remedy shall be to cancel and terminate this Lease by providing Landlord written notice of such election to terminate within fifteen (15) days of such event, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not cancel this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are Ready for Occupancy unless Landlord's notice is not given in good faith.

         2.5 ACCEPTANCE OF POSSESSION: On the date Tenant commences occupancy of the Premises Tenant acknowledges that it has inspected the Leased Premises and is willing to accept them in their existing condition (excepting latent defects), broom clean, unless Landlord shall have agreed, as a condition to Tenant's obligation to accept possession of the Leased Premises pursuant to a written Exhibit or Addenda attached to and made a part of the Lease, to modify existing interior improvements or to make, construct and/or install specified improvements within the Leased Premises and/or to construct the Leased Premises, in which case Tenant agrees to accept possession of the Leased Premises when Landlord has substantially completed such modifications or improvements and the Leased Premises are Ready for Occupancy. If Landlord shall have so modified existing improvements or constructed additional improvements within the Leased Premises for Tenant and/or to construct the Leased Premises, Tenant shall, within Tenant's Punchlist Period (as set forth in Article I) which shall commence on the date that Landlord notifies Tenant that the agreed improvements have been completed and the Leased Premises are Ready for Occupancy, submit to Landlord a signed copy of the Acceptance Agreement attached hereto as Exhibit "D" together with a punchlist of all incomplete and/or improper work performed by Landlord. Upon the expiration of Tenant's Punchlist Period, Tenant shall be conclusively deemed to have accepted the Leased Premises in their then-existing condition as so delivered by Landlord to Tenant, except as to latent defects and those items reasonably set forth in the punchlist submitted to Landlord prior to the expiration of said period. Landlord agrees to correct all items reasonably set forth in Tenant's punchlist, provided that such punchlist was submitted to Landlord within Tenant's Punchlist Period. Additionally, Landlord agrees to place in good working order all plumbing, lighting, heating, ventilating and air conditioning systems within the Leased Premises and all man doors and roll-up truck doors serving the Leased Premises to the extent that such systems and/or items are not in good operating condition. Notwithstanding anything to the contrary in Section 2.5 of the Lease Form, Landlord warrants that the construction of the Building, Outside Areas and Tenant Improvements will be performed substantially in accordance with the Construction Drawings (as defined in Exhibit C) in a good and workmanlike manner, free of defects and the Building, Outside Areas, and Leased Premises shall be in compliance with all laws, codes, ordinances, rules and regulations, and that all materials and equipment furnished will substantially conform to said drawings and will be new and otherwise of good quality. This warranty does not extend to, and neither Landlord nor Landlord's general contractor shall be liable for, any defect in construction or equipment which is discovered more than one year after the recordation of a notice of completion for the Building. Tenant shall promptly notify Landlord in writing of any defect in construction or equipment covered within such one-year period, and promptly thereafter Landlord shall commence the cure of each such defect and complete such cure with diligence at Landlord's cost and expense, not to be passed through to Tenant.

         With respect to defects discovered after the expiration of such one-year period, Landlord and Tenant acknowledge that they intend that Tenant shall have the benefit of any express or implied construction or equipment warranties existing in favor of Landlord and against all third parties which would assist Tenant in correcting such defects and in discharging its obligations regarding the repair and maintenance of the Leased Premises. Following the expiration of such one-year period, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Building or equipment. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defective construction or equipment which is discovered or of which Landlord receives notice after the expiration of said one-year warranty period, so long as Tenant pays all costs reasonably incurred by Landlord in connection therewith. This warranty applies only to construction performed by Landlord for Tenant after the date of this Lease.

         2.6 SURRENDER OF POSSESSION: Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from the Leased Premises ("Tenants Property"), and shall vacate and surrender the Leased Premises to Landlord in the same condition (except for reasonable wear and tear, acts of god or alterations which Landlord had stated in writing may remain upon expiration or earlier termination of this Lease), broom clean, as existed at the Lease Commencement Date.

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Tenant shall repair all damage to the Leased Premises caused by Tenant's removal of Tenant's property and all damage to the exterior of the Building caused by Tenant's removal of Tenant's signs. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles and wall coverings and replace as may be required floor coverings to the reasonable satisfaction of Landlord. Subject to paragraph 13.12 B Tenant shall pay the cost of restoring or replacing all trees, shrubs, plants, lawn and ground cover, and repair (or replace as required) all paved surfaces of the Property, and otherwise satisfy all requirements to repair any damage or excessive wear to the Leased Premises, Building, Outside Areas, and/or Property. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the outside areas adjoining the Leased Premises and, where necessary, replace or resurface same. Additionally, Tenant shall, prior to the expiration or sooner termination of this Lease, remove any improvements constructed or installed by Tenant which Landlord requests be so removed by Tenant and Tenant shall restore the Leased Premises to the condition existing prior to the installation of such improvements, ordinary wear and tear and casualty damage for which Tenant is not responsible excepted. If the Leased Premises are not surrendered to Landlord in the condition required by this Article at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs,
property  and/or   improvements  not  so  removed  and  make  such  repairs  and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises to the required condition, plus interest on all costs incurred from the date paid by Landlord at the Wells Fargo Bank Prime Rate Plus Two not to exceed the legal rate allowed by Law until paid, payable by Tenant to Landlord within ten days after receipt of a statement therefor from Landlord. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant or any losses to Landlord due to lost opportunities to lease to succeeding tenants.

         2.7 EARLY OCCUPANCY: So long as such entry does not interfere in any way with Landlord's obligations under Exhibit C ("Landlord Work") nor otherwise delay the project, Tenant and its subcontractors, vendors and agents may have reasonable access to the Leased Premises prior to the Lease Commencement Date for the sole purpose of the installation of Tenant's Property and inspecting and monitoring Landlord's Work and not for the operation of Tenant's business. Prior to any such entry Tenant must comply with all insurance provisions of this Lease Agreement as if the Lease Commencement Date had occurred. In addition Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all claims and liabilities (including, but not limited to, attorney fees) relating, in any way, to such entry. If Tenant enters into possession of the Leased Premises prior to the Intended Commencement Date for any reason other than that set forth in this paragraph above, unless otherwise agreed in writing by Landlord, the Lease Commencement Date shall be deemed to have occurred on such sooner date, and Tenant shall be obligated to perform all its obligations under this Lease, including the obligation to pay rent, from that sooner date.

ARTICLE 3:
RENT, LATE CHARGES AND SECURITY DEPOSITS

         3.1 BASE MONTHLY RENT: Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, as base monthly rent, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

         3.2 ADDITIONAL RENT: Commencing on the Lease Commencement Date (as determined pursuant to Article 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

                  A. An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

                           (1) Landlord may bill to Tenant,  on a periodic basis
not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord

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

the amount of such expenses by the 12th day of each calendar month provided such bill is received by Tenant after the 20th day of the immediately preceding calendar month, but on or before the 5th day of such calendar month; and by the 27th day of each calendar month provided such bill is received by Tenant after the 5th day of such calendar month, but on or before the 20th day of such calendar month; and/or

                           (2)  Landlord   may  deliver  to  Tenant   Landlord's
reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly, installments during such year with the installments of Base Monthly Rent.

                           (3)  Landlord  reserves the right to change from time
to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis (but in no event more frequently than monthly) on which such expenses are billed.

                  B. Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

                  C. Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

                  D. Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease other than late charges and interest on defaulted rent. Notwithstanding anything to the contrary in this Section 3.2 of the Lease Form, and provided while Tenant's net worth (using generally accepted accounting principles) is $60,000,000.00 or greater, Tenant shall pay Real Property Taxes (as defined in Article 13 of the Lease Form) no later than ten (10) days before Real Property Taxes become delinquent and Tenant shall not be required to pay Real Property Taxes prior to such date. In the event Tenant's aforesaid net worth is less than $60,000,000.00, Landlord may require Tenant to pay Real Property Taxes pursuant to the provisions of Paragraph 3.2A above. Tenant shall pay its prorata share of any Real Property Taxes due as a result of the recordation of a tract or parcel map required as a result of the construction and/or financing of the Building, and such payment shall be due and payable at the time of recording the map.

         3.3 YEAR-END ADJUSTMENTS: If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Article 3.2A(2) above, Landlord shall furnish to Tenant within six months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days of the date of such determination. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. The provisions of this Article shall survive the expiration or sooner termination of this Lease. Notwithstanding anything to the contrary in Section
3.3 of the Lease Form:

         1. Not more than once per year, Tenant shall have the right, at its expense, exercisable upon reasonable prior written notice to Landlord, to audit Landlord's books and records for Property Operating Expenses provided such audit is conducted during normal business hours and within twelve (12) months following the Lease year subject to audit.

         2. Landlord shall pay the cost of such audit if it is determined that Tenant has been overcharged for Property Operating Expenses by more than five percent (5%) and shall promptly refund the amount of such overpayment to Tenant.

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

         3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expense not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within six calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount", and if any Additional Rent is not received by Landlord within six calendar days after same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to five percent of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of ten calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

                  Late Charge and Interest on Rent in Default: Notwithstanding anything to the contrary in Section 3.4 of the Lease Form:

         A. No late charge for Base Monthly Rent or Additional Rent shall become due and payable until Tenant has received written notice that a payment of either Base Monthly Rent or Additional Rent is delinquent and Tenant fails to pay such delinquent amount within six (6) days after receipt of Landlord's written notice, provided that, after Landlord provides Tenant with such a delinquency notice (as to either Base Monthly Rent or Additional Rent) then, for the twelve (12) month period from and after such notice, late charges shall be due and payable after the applicable six (6)-day grace period described in
Section 3.4 of the Lease Form without the requirement that Landlord first deliver a delinquency notice to Tenant (as to either Base Monthly Rent or Additional Rent).

         B. Interest on delinquent  rent payments  shall not commence  until six
(6) days after Tenant's receipt of Landlord's written notice that rent has not been paid.

         3.5 PAYMENT OF RENT: Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have if Tenant failed to pay the Base Monthly Rent when due.

         3.6 PREPAID RENT:  Tenant shall pay to Landlord the amount set forth in
Article I as "First Month's Prepaid Rent" as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder.

         3.7 SECURITY DEPOSIT: Tenant shall deposit with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused by Tenant; (iii) to clean and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2; and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any

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

restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent", Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's
Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of sixty days following a surrender of the Leased Premises by Tenant to Landlord within which to return the Security Deposit (less permitted deductions) to Tenant, it being agreed between Landlord and Tenant that sixty days is a reasonable period of time within which to inspect the Leased Premises, make required repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to such deposit. In no event shall the Security Deposit, or any portion thereof, be considered prepaid rent.

ARTICLE 4:
USE OF LEASED PREMISES AND OUTSIDE AREAS

         4.1 PERMITTED USE: Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of thirty consecutive calendar days shall be, at Landlord's election, a default by, Tenant under the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Notwithstanding anything to the contrary in this Section 4.1, Tenant shall not be required to continuously and without interruption occupy or use the Leased Premises, and Tenant may vacate the Leased Premises so long as it continues to comply with all other provisions of this Lease Agreement, provides notice to Landlord of its intended vacation and safeguards the Leased Premises in a manner reasonably satisfactory to Landlord and Landlord's insurance carrier, in which event such failure to occupy or vacate shall not be a default hereunder.

         4.2 GENERAL LIMITATIONS ON USE: Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload, or impair the efficient operation of any electrical, plumbing, sewer, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building or
(iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building nor shall Tenant affix any equipment to or make any penetrations or cuts in the floor, ceiling or walls of the Leased Premises absent Landlord's consent not to be unreasonably withheld. Landlord's consent may be conditioned upon, without limitation, (a) assurance (including the posting of bonds or additional security deposits) that such work shall not damage nor create the risk of damage to the Property or Building and/or (b) Landlord approving, in Landlord's sole discretion, Tenant's contractor who shall perform such work with such contractor guaranteeing (in favor of Landlord) the proper performance of such work. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment, and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not

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

commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property. Without limiting anything to the contrary in this Section 4.2 and regardless of anything set forth in Section 6.1 of the Lease Form expressly to the contrary:

A. Tenant shall have the right to make interior alterations which cost, in the aggregate, less that $25,000 per Lease year and $200,000.00 cumulative over the Lease Term and any extensions, if exercised, without Landlord's prior consent provided that such alterations do not affect the structural parts of the Building or involve the demolition of Landlord's property. Tenant shall, however, deliver to Landlord a copy of any plans and specifications for any leasehold improvement made by Tenant to the Leased Premises.

B. Tenant shall have the right to make modifications, alterations or improvements to the Outside Areas, the exterior of the Building and structural components of the Building only with Landlord's prior written consent, which shall not be unreasonably withheld.

         4.3 NOISE AND EMISSIONS: All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practices and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

         4.4 TRASH DISPOSAL: Tenant shall provide trash bins (or other adequate garbage disposal facilities) within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property at Tenant's sole cost. Tenant shall at all times keep the Leased Premises, the Building, the Outside Areas and the Property in a clean, safe and neat condition free and clear of all trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

         4.5 PARKING: Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars per day for each day or partial day that each such vehicle is so parked within the Property.

         4.6 SIGNS: Other than one business identification sign (which may be illuminated if allowed by City and/or other applicable ordinances) which is first approved by Landlord in accordance with this Article, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have first approved in writing the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed only in strict compliance with Landlord's approval, at Tenant's expense, using a person first approved by Landlord to install same. Landlord may remove any signs (which have not been first approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface upon which such sign was so affixed to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease. Landlord's approval of Tenant's business name signage shall not be unreasonably withheld.

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         4.7 COMPLIANCE WITH LAWS AND PRIVATE  RESTRICTIONS:  Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws (now or hereafter in effect) and Private Restrictions of record as of the date of this Lease or amendments to Private Restrictions approved by Tenant respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to do so. The indemnity provision of this Article shall survive the expiration or sooner termination of this Lease, with respect to any activities of Tenant occurring on or about the Property while Tenant was in possession of the Leased Premises. Notwithstanding anything to the contrary in Section 4.7 of the Lease Form:

A. Landlord, at its sole cost and expense, shall remain liable for the correction of any violations of Law or Private Restrictions for Landlord's Work which existed as of the Lease Commencement Date.

B. Tenant's compliance with Laws governing the use and/or disposal of hazardous materials and Tenant's obligation to defend Landlord with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liabilities resulting from Tenant's failure to do so shall be governed solely and exclusively pursuant to Paragraph 16 of the Addendum to this Lease Agreement executed concurrently herewith.

         4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS: With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct (or permit any other person to conduct) any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any of such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease. Notwithstanding anything to the contrary in Section 4.8 of the Lease Form, Tenant shall be permitted to conduct any activities or keep, store or use any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which is reasonably necessary to Tenant's business even if it causes an increase in the rates charged for coverage afforded under any insurance policies required or permitted to be carried by Landlord, so long as Tenant is willing to pay any increase in insurance rates so caused, and such activities do not constitute an unreasonable danger to the Leased Premises or any part thereof or otherwise materially interfere with Landlord's ability to obtain insurance for the Leased Premises and Landlord's other buildings. If Tenant's activities cause an increase in insurance rates for Landlord's other buildings, Tenant shall pay the entire amount of such increase to the extent caused solely by Tenant's activities.

         4.9 LANDLORD'S RIGHT TO ENTER: Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant at least twenty four (24) hours notice except in cases of emergency and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers or mortgagees of the Leased Premises; (iii) showing the Premises to prospective tenants of the Premises except that the same shall not be allowed access absent being accompanied by a representative of Tenant to assure that confidential information is not disclosed to such prospective Tenant; (iv) making necessary alterations, additions or repairs; and/or (v) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas, (ii) posting notices of non-responsibility, and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this Article shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive, of Tenant from the Leased Premises or any portion thereof. Notwithstanding anything to the contrary in Section 4.9 of the Lease Form, Landlord shall enter the Leased Premises only in a manner which will not unreasonably interfere with Tenant's use of the Leased Premises.

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         4.10 USE OF OUTSIDE  AREAS:  Tenant,  in its use of the Outside  Areas,
shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord acknowledges that so long as Tenant has complied with all laws applicable thereto, a portion of the Outside Areas may be used by Tenant in connection with the operation of a day care facility for the children of Tenant's employees. In such event, such Area shall be deemed a portion of the Leased Premises hereunder and not a portion of the Outside Areas. Landlord may reasonably approve the location of Tenant's day care facility.

         4.11     [Intentionally deleted.]

         4.12 ENVIRONMENTAL PROTECTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all rules and regulations and requirements which Landlord may reasonably prescribe in order to comply with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment. Notwithstanding anything to the contrary in
Section 4.12 of the Lease Form, Landlord may voluntarily cooperate in reducing actual or potential environmental damage so long as such cooperation is required by law or does not unreasonably interfere with Tenant's use of the Leased Premises or increase Tenant's costs.

         4.13 OUTSIDE AREAS: No materials, pallets, supplies, tanks or containers whether above or below ground level, equipment, finished products or semifinished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Leased Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.


ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

         5.1 REPAIR AND MAINTENANCE: Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an Act of God or other peril, in which case the provisions of
Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building and the Outside Areas. Notwithstanding anything to the contrary in Section B of Section 5.1 of the Lease Form, with respect to all repairs or maintenance undertaken by Landlord, the cost of which is a Property Operating Expense which is to be charged back to Tenant, Landlord shall use reasonable efforts to obtain services and materials at fair market value.

                  A. Tenant's Obligation: Except for Landlord's responsibility under Section 2.5, Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps,
(vi) all heating, ventilating and air conditioning equipment, and (vii) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, and at reasonable cost with a reputable contractor, contract in its own name for such regular and periodic inspections of and maintenance on such heating,

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ventilating and air conditioning  equipment and systems and charge to Tenant, as
Additional Rent, the cost thereof. Tenant shall, at all times during the Lease Term, keep in a clean and safe condition the Outside Areas. Tenant shall regularly and periodically sweep and clean the driveways and parking areas. Subject to Section 9.2 of this Lease, Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damage. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Article within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at Law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by, Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

                  B. Landlord's Obligation: Landlord shall, at all times during the Lease Term, maintain in good condition and repair: (i) the exterior and structural parts of the Building (including the foundation, subflooring, load-bearing and exterior walls, and roof); and (ii) the landscaped areas located outside the Building. The provisions of this Subarticle B shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3 or Article 13.12), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

         5.2 UTILITIES: Tenant shall arrange, at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity, and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

         5.3 SECURITY: Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same.

         5.4 ENERGY AND RESOURCE CONSUMPTION: Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources. Notwithstanding anything to the contrary in Section 5.4 of the Lease Form, Landlord shall not reduce energy or other resource consumption in a manner which unreasonably interferes with Tenant's use of the Leased Premises, and Tenant shall not be required to cooperate in any reduction of energy which unreasonably interferes with Tenant's use of the Leased Premises or increases Tenant's costs unless such cooperation is required by law.

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ARTICLE 6:
ALTERATIONS AND IMPROVEMENTS

         6.1 BY TENANT: Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five business days' prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modifications, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Notwithstanding anything to the contrary in Section 4.2 or Section 6.1 of the Lease Form:

A. Tenant shall have the right to make interior alterations which cost, in the aggregate, less that $25,000 per Lease year and $200,000.00 cumulative over the Lease Term and any extensions, if exercised, without Landlord's prior consent provided that such alterations do not affect the structural parts of the Building or involve the demolition of Landlord's property. Tenant shall, however, deliver to Landlord a copy of any plans and specifications for any leasehold improvement made by Tenant to the Leased Premises.

B. Tenant shall have the right to make modifications, alterations or improvements to the Outside Areas, the exterior of the Building and structural components of the Building only with Landlord's prior written consent, which shall not be unreasonably withheld.

         6.2 OWNERSHIP OF IMPROVEMENTS: Tenant may remove its trade fixtures constructed by Tenant at its expense, HVAC units installed by Tenant at its expense which are not reasonably necessary for the comfortable use and enjoyment of the Premises, computer flooring installed by Tenant at its expense, and demountable partitions installed by Tenant at Tenant's expense, after commencement of the Lease Term, so long as it repairs all damage caused by the installation and removal thereof and returns the Leased Premises to substantially the condition existing prior to the installation of such Property. All modifications, alterations or improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of
Article 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) if not removed by Tenant shall automatically become the property of Landlord and shall be surrendered to Landlord as a part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of
Article 2, in which case Tenant shall so remove same. Landlord shall have no obligation to reimburse to Tenant all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be the property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and real

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

property as set forth above and not trade fixtures of Tenant. Notwithstanding anything to the contrary in Section 6.2 of the Lease Form, with respect to Tenant's Property (as defined in Paragraph 2.6 above), Landlord shall, upon Tenant's request, execute a lien waiver in a form reasonably acceptable to Tenant's lender or equipment lessor, so long as such waiver does not alter the terms of the Lease.

         6.3 ALTERATIONS REQUIRED BY LAW: Tenant shall, at its sole cost, make all modifications, alterations and improvements to the Leased Premises after the Lease Commencement Date that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas, or the Property, (ii) Tenant's application for any permit or governmental approval, or
(iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Project, the actual out-of-pocket cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to sum of that rate quoted by Wells Fargo Bank, NT. & SA. from time to time as its "prime" rate or "reference" rate and two percent (2%) ("Wells Prime Plus Two"), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting standards, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost. Notwithstanding anything contained herein to the contrary, except as caused by or resulting from the acts or omissions of Tenant or Tenant's architect, Tenant shall not be responsible for correcting any Building code violations or violations of other laws existing at the Commencement Date with respect to improvements constructed by Landlord and existing as of the Lease Commencement Date but, rather, Landlord shall be responsible for such correction.

         6.4 LIENS: Tenant shall keep the Property and every part thereof free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten days after receipt of written notice from Landlord. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7:
ASSIGNMENT AND SUBLETTING BY TENANT

         7.1 BY TENANT: Tenant shall not sublet the Leased Premises (or any portion thereof) or assign or encumber its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent, which shall not be unreasonably withheld, first obtained in accordance with the provisions of this Article 7. Any attempted subletting, assignment or encumbrance without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of the Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this Article, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment or encumbrance of Tenant's interest in this Lease. Notwithstanding anything to the contrary in Section 7.1 of the Lease Form, Landlord shall not unreasonably withhold its consent to any assignment or sublease.

         7.2  MERGER  OR  REORGANIZATION:   If  Tenant  is  a  corporation,  any
dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Notwithstanding anything to the contrary in Sections 7.1 or 7.5 or this Section 7.2 of the Lease Form:

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

A. If Tenant is a publicly traded corporation, or Tenant is not a publicly traded corporation but the Lease does not represent substantially all of the assets of Tenant, then Landlord's consent shall not be required for any assignment or sublease (i) made in connection with a merger, consolidation, or other reorganization of Tenant, (ii) made in connection with a sale of substantially all of the assets of Tenant, or (iii) involving any corporation which controls, is controlled by, or is under common control with Tenant. For the purpose of the Lease if Tenant is a corporation, the sale, or other transfer of Tenant's capital stock shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Leased Premises. Notwithstanding any provision to the contrary in Article 7 of the Lease Form, in the case of any of the above described transfers, Tenant shall not be obligated to pay any assignment consideration or excess rentals to Landlord.

B. If Tenant or Landlord assigns the Lease as security for a loan, Landlord and Tenant agree to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust or a leasehold mortgage, so long as such provisions do not alter the benefits of Landlord or Tenant or the obligations of Tenant or Landlord under the Lease.

         7.3 LANDLORD'S ELECTION: If Tenant shall desire to assign its interest under this Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least fifteen days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, a current financial statement of such proposed assignee or sublessee and the form of documents to be used in effectuating such assignment or subletting. Landlord shall have a period of ten business days following receipt of such notice within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in
Article 7.4 below or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused. If Landlord refuses Landlord shall provide Tenant the reasons therefor. During said ten business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

         7.4 CONDITIONS TO LANDLORD'S CONSENT: If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment, subletting or encumbrance, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment, subletting or encumbrance made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment, subletting or encumbrance but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee, subleases or encumbrances. The conditions are as follows:

         A. Landlord having approved in form and substance the assignment or sublease agreement (or the encumbrance agreement), which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

         B. Each such subleases or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased (or, in the case of an encumbrance, each such encumbrance having similarly agreed to assume, be bound by and to perform Tenant's obligations upon a foreclosure or transfer in lieu thereof).

         C. Landlord shall not have exercised any remedy for a Default by Tenant.

         D. Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees (at actual time incurred and at hourly rates then customary) incurred by Landlord in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance.

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

         E. Tenant  having  delivered to Landlord a complete and  fully-executed
duplicate  original  of  such  sublease  agreement,   assignment   agreement  or
encumbrance (as applicable) and all related agreements.

         F. Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

                  (1) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

                  (2) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

                  (3) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent of all excess rentals to be paid by such sublessees as and when such excess rentals are so paid.

         7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED: For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other on Tenant's behalf or for Tenant's benefit as consideration for such assignment, less any commissions paid by Tenant to a licensed real estate broker for arranging such assignment (not to exceed then standard rates), and the term "excess rentals" shall mean all consideration to be paid by the sublessees to Tenant or to any other on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, less any commissions paid by Tenant to a licensed real estate broker for arranging such sublease (not to exceed then standard rates). Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant. Notwithstanding anything to the contrary, the following costs shall be deducted from (a) all consideration received by Tenant with respect to an assignment and (b) all consideration in excess of rent due to Landlord under the Lease for the same period with respect to subletting, to determine the meaning of the terms "assignment consideration" or "excess rentals": (i) any commissions paid by Tenant to a licensed real estate broker for arranging such sublease or assignment (not to exceed then standard rates); and (ii) any costs of retrofit, tenant improvements, or restoration necessary for a subtenant or assignee and paid for by Tenant.

         7.6 PAYMENTS: All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or subleases makes each such payment to Landlord, Tenant or Tenant's assignee or subleases, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

         7.7 GOOD FAITH: The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this Covenant of Good Faith, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any

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

other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

         7.8 EFFECT OF LANDLORD'S CONSENT: No subletting, assignment or encumbrance, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments or encumbrances of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment, encumbrance or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or subleases) and Landlord until such time as all conditions set forth in Article 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or subleases, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.



ARTICLE 8:
LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

         8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE: Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, officers, agents and employees from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property; or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage to or destruction of the Leased Premises, the Building, the Project or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises through roof leaks or otherwise; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Building or the Leased Premises; (v) the existence of any design or construction defects within the Project, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); or (vii) the blockage of access to any portion of the Project, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's gross negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this
Article is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor. Except as to Landlord's successors acquiring the building by way of foreclosure or deed in lieu of foreclosure, notwithstanding anything to the contrary in Section 8.1 of the Lease form, Tenant shall not release Landlord, and Landlord shall remain liable to Tenant for the following:

(i) Landlord's liability to repair violations of Law in Landlord's Work existing as of the Lease Commencement Date; and

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

(ii) Liability for hazardous materials other than liability assumed by Tenant pursuant to Paragraph 16 of this Addendum.

         8.2 TENANT'S INDEMNIFICATION OF LANDLORD: Except to the extent that the waivers of subrogation set forth in Paragraph 9.3 are applicable, Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party (including other tenants within the Project) occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's principals, employees, agents and contractors harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active and gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease, provided that Tenant shall not be required to indemnify Landlord under this section 8.2 with respect to events that first occur after the later of (a) the date of the expiration, or sooner termination, of this Lease, or (b) the date Tenant actually vacates the Premises, provided that Landlord has actual notice of such vacation. Tenant shall not be obligated to indemnify Landlord against loss resulting from and to the extent of the active and gross negligence or willful misconduct of Landlord or its agents, employees or contractors.


ARTICLE 9:
INSURANCE

         9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

         A. Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

                  (1) Commercial General Liability insurance insuring Tenant against liability for bodily injury, death, property damage and personal injury resulting from Tenant's use or occupancy of the Leased Premises or the Building, Outside Areas, Property, or Common Areas or resulting from Tenant's activities in or about the Leased Premises. Such insurance shall be on an occurrence basis with a combined single limit of liability of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article 1). The policy or policies shall be endorsed to name Landlord and such others as are designated by Landlord as additional insureds in the form equivalent to CG20111185 or successor and shall contain the following additional endorsement: "The insurance afforded to the additional insureds is primary insurance. If the additional insureds have other insurance which is applicable to the loss on a contributing, excess or contingent basis, the amount of this insurance company's liability under this policy shall not be reduced by the existence of such other insurance. Any insurance carried by the additional insureds shall be excess and noncontributing with the insurance provided by the tenant." The policy shall not be canceled or reduced without at least 30 days written notice to additional insureds. If the policy insures more than one location, it shall be endorsed to show that the limits and aggregate apply per location using endorsement CG25041185 or successor. Tenant's policy shall also contain the severability of interest and cross-liability endorsement or clauses.
                  (2) Fire and property damage insurance in so-called Special Form plus flood insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage in amounts that a reasonable and prudent tenant would procure, but in no event less than $5,000,000.00 in coverage;
                  (3)      [intentionally omitted];
                  (4)      Boiler and machinery insurance, if applicable;
                  (5) Liability insurance to cover sale or distribution of food and beverages within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, or consumption of food and/or beverages, including alcoholic beverages if applicable, at the Leased Premises for not less than Tenant's Required Liability Coverage as set forth in Article 1;

                  (6) To the extent required by Law, workers' compensation insurance and any other employee benefit insurance sufficient to comply with all Laws which policy shall be endorsed to provide thirty (30) days written notice of cancellation to Landlord;
                  (7) With respect to making of alterations or the construction of improvements or the like undertaken by Tenant, contingent liability and builder's risk insurance, in an amount and with coverage satisfactory to Landlord;
                  (8)      [intentionally omitted]; and
                  (9) Comprehensive Auto Liability insurance with a combined single limit coverage of not less than the amount of Tenant's Required Liability Coverage (as set forth in Article I) for bodily injury and/or property damage liability for: a) Owned autos b) Hired or borrowed autos c) Non-owned autos d) Auto blanket contractual form CA0029. The policy shall be endorsed to provide 30 days written notice of cancellation to Landlord.

         B. Each policy of insurance required to be carried by Tenant pursuant to this Article or actually carried by Tenant with respect to the Leased
Premises or the Property (i) shall be in a form reasonably satisfactory to Landlord, and (ii) shall be provided by carriers admitted to do business in the state of California reasonably acceptable to Landlord.

         C. Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to the Landlord with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying, in a form satisfactory to the Landlord, that the policy has been issued and premium paid providing the coverage required by this Article and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Article must be complied with not less than 30 days prior to the expiration or cancellation of the policy being renewed or replaced. Landlord may at any time and from time-to-time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's lender, insurance broker or advisor or counsel reasonably determines at any time that the form or amount of coverage set forth in Article 9.1A for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount or change the form as Landlord's lender, insurance broker or advisor or counsel reasonably deems adequate (provided however such increase level of coverage may not exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated and operating under similar circumstances).

         D. The Commercial General Liability insurance carried by Tenant shall specifically insure the performance by Tenant of the Indemnification provisions set forth in Article 8.2 of this Lease Form provided, however, nothing contained in this Article 9 shall be construed to limit the liability of Tenant under the Indemnification provisions set forth in said Article 8.2.

         9.2  LANDLORD'S  INSURANCE:  With  respect to insurance  maintained  by
Landlord:

         A. Landlord shall maintain, as the minimum coverage required of it by this Lease, property insurance in so-called "Special" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent of the full actual replacement cost thereof (with an endorsement for replacement in compliance with all building codes and other laws). Such property damage insurance, at Landlord's election but without any requirement on Landlord's behalf to do so, (i) may be endorsed to include or separate policies may be carried to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; (ii) may provide coverage for loss of rents for a period of up to twelve months; and/or
(iii) may contain "deductibles" not exceeding Ten Thousand Dollars per occurrence or such other amount as is reasonably acceptable to both Landlord and Tenant. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises.

         B. Landlord shall maintain Commercial General Liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars. Landlord may carry such greater coverage as Landlord or Landlord's

Lender, insurance broker or advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

         C. Landlord may maintain any other insurance which in the opinion of its insurance broker or advisor or legal counsel is prudent to carry under the given circumstances provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances, and the cost thereof is customarily paid by tenants pursuant to industrial triple net leases. Notwithstanding anything to the contrary in Section 9.2 of the Lease
Form:

         1. Tenant's obligation to pay for the cost of any earthquake and/or flood insurance premiums is limited to an amount which is equal to or less than competitive premiums charged by reputable carriers, with coverage acceptable to Landlord.

         2. Uninsured losses and earthquake and/or flood insurance deductibles shall be handled in the following manner:

                  (i) Tenant shall pay for the uninsured loss or earthquake or flood insurance deductible up to an amount equal to ten percent (10%) of the replacement cost of the building;

                  (ii) If Tenant's contribution of ten percent (10%) of the replacement cost of the building is not sufficient to cover an uninsured loss or earthquake and/or flood insurance deductible, Landlord may pay the difference or Landlord may terminate the Lease unless Tenant agrees to pay the entire amount which is in excess of ten percent (10%) of the Building replacement cost;

                  (iii) If Landlord contributes to payment for an uninsured loss or earthquake and/or flood insurance deductible, such amount shall be repaid and amortized by Tenant over the remaining term of the Lease together with interest at Wells Prime Plus Two, and Tenant shall pay same as Additional Rent. However, Tenant shall in no event be required to pay an amount in excess of the product of six and one-half cents ($0.065) times the Rentable Area of the Building in square feet per month (the "Ceiling Amount"). All amortization will terminate on the expiration of Tenant's occupancy of the Building.

                  (iv) If the Ceiling Amount is not adequate to amortize Landlord's contribution to an uninsured loss or earthquake and/or flood insurance deductible over the initial Lease Term, and Tenant exercises an option to renew the Lease or otherwise remains in possession of the Premises, Tenant's payment shall continue at the Ceiling Amount during any period of Tenant's occupancy of the Premises until Landlord's contribution is amortized with interest as provided above.

         9.3 MUTUAL WAIVER OF SUBROGATION: Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective principals, officers, agents, employees and servants, from any and all liability for loss, damage or injury to any person or property in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which would be covered by insurance required to be carried by the party sustaining such loss under the terms of this Lease, or is covered by insurance actually carried and in force at the time of the loss, by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy to the extent such endorsement is available at commercially reasonable rates, and should endorsement not be available at commercially reasonable rates, then such party shall notify the other party of that fact.

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ARTICLE 10:
DAMAGE TO LEASED PREMISES

         10 LANDLORD'S DUTY TO RESTORE: If the Leased Premises, the Building or the Outside Areas are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this Article, unless this Lease is terminated by Landlord pursuant to Article 10.3 or by Tenant pursuant to Article 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Areas, as the case may be, to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date, but in compliance with all then existing Laws. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord, including but not limited to Landlord's Work. Landlord shall have no obligation to restore any improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar condition as existed at the time of such damage or destruction.


ARTICLE 11
CONDEMNATION

         11.1  TENANT'S  RIGHT TO  TERMINATE:  Except as  otherwise  provided in
Article 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty percent or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, (iii) there is a taking of a portion of the Outside Areas and, as a result of such taking, Landlord cannot provide parking spaces within the Property (or within a reasonable distance therefrom) equal in number to at least eighty-five percent of the number of parking spaces existing within the Outside Areas immediately prior to such taking, whether by rearrangement of the remaining parking areas in the Outside Areas (including, if Landlord elects, construction of multi-deck parking structures or restriping for compact cars where permitted by Law), or (iv) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Article 11.3 below. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises or the Outside Areas that is condemned is taken by the condemnor or (ii) the date Tenant vacates the Leased Premises.

         11.2  LANDLORD'S  RIGHT TO TERMINATE:  Except as otherwise  provided in
Article 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all or substantially all of the Leased Premises is taken, (ii) more than thirty-three and one-third percent of the Outside Areas is taken, or (iii) because of the Laws then in force, the Leased Premises may not be used for the same use being made thereof before such taking, whether or not restored as required by Article 11.3 below. Any, such option to terminate by Landlord must be exercisable within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

         11.3 RESTORATION: If any part of the Leased Premises, the Building or the Outside Areas is taken and this Lease is not terminated, then Landlord shall repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Article 10.1.

         11.4 TEMPORARY TAKING: If any portion of the Leased Premises is temporarily taken, this Lease shall remain in effect except that if any portion of the Leased Premises is temporarily taken for a period which either exceeds nine months or which extends beyond the Lease Expiration Date, then Tenant shall have the option to terminate this Lease, effective on the date possession is taken by the condemnor.

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         11.5 DIVISION OF CONDEMNATION  AWARD:  Any award made for any taking of the Property, the Building, the Outside Areas or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belong to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for loss of Tenant's goodwill, or (iv) for any temporary taking where this Lease is not terminated as a result of such taking, or (v) for the value of any leasehold improvements installed by Tenant at its cost that Tenant could remove pursuant to Paragraph 6.2. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Superior Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

         11.6 ABATEMENT OF RENT: In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking. Notwithstanding anything to the contrary in Section 11.6 of the Lease Form:

In the event of a taking of any parking area of, or any driveway access to, the Leased Premises which has a material adverse effect on Tenant's access or parking rights, Landlord or Tenant shall have the right, at either's option, to require Landlord, at the sole cost and expense of the party who exercises such right, to convert Outside Area which is located on the Property then being used for recreational facilities or landscaped areas to parking area use to the extent necessary to cure the material adverse effect of Tenant's access or parking rights. To the extent Landlord receives a condemnation award as a result of such taking for such area, the proceeds thereof shall be used to pay for such cost.

         11.7  TAKING  DEFINED:  The term  "taking"  or  "taken" as used in this
Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12:
DEFAULT AND REMEDIES

         12.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default ("Default") of its obligations under this Lease if any of the following events occur:

         A. Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due within six days after receiving written notice from Landlord. A statutory notice under CCP 1161, and served pursuant to CCP 1162, providing for 6 days to cure shall satisfy such notice requirement and is expressly authorized; or

         B. Except as set forth elsewhere in this Article 12.1, Tenant shall have failed to perform any term, covenant or condition of this Lease, except those requiring the payment of Base Monthly Rent or Additional Rent, within thirty days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same (or such longer period of time if reasonably necessary to cure the default so long as Tenant begins the cure within such thirty (30)-day period and prosecutes it with due diligence and best faith efforts to completion); or

         C. Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of Law; or

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         D. Tenant shall have failed to continuously  occupy the Leased Premises for a period of ten (10) consecutive days without maintaining reasonable security with respect to the Leased Premises after written notice. A statutory notice under CCP 1161, and served pursuant to CCP 1162, providing for 10 days to cure shall satisfy such notice requirement and is expressly authorized; or

         E. Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

         F. Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

         G. Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or confirmation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subarticle if such decree or order is rescinded or reversed within sixty days after its original entry; or

         H. Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar Law which does not require the prior entry of a decree or order.

         12.2 LANDLORD'S REMEDIES: In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

         A. Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

         B. Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Subarticle shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate the Lease, constitute a termination of the
Lease:

                  (1) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

                  (2) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

                  (3) Any other action by Landlord or Landlord's agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased

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Premises  or any  action  taken to relet the  Leased  Premises,  or any  portion thereof, for the account of Tenant and in the name of Tenant provided that any reletting of the Premises by Landlord shall terminate the Lease.

         C. In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination or terminates Tenant's right to possession of the Leased Premises. If Landlord does not terminate this Lease by giving written notice of termination or by terminating Tenant's right to possession of the Leased Premises, Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due under this Lease as provided in California Civil Code Section 1951.4, as in effect on the Effective Date of this Lease.

         D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

                  (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

                  (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements but excluding installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises which costs would have been billed to Tenant as Additional Rent had Tenant not defaulted and which include but are not limited to taxes, insurance premiums, utility charges, landscape maintenance costs, costs of maintaining electrical, plumbing and HVAC equipment and costs for providing security for the Leased Premises; (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and re-leasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

         12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES: In the event Landlord fails to perform any of its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such obligations. In the event of Landlord's default as above set forth, then, and only then, Tenant shall have the following remedies only:

         A. Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

         B. Tenant, at its option, may then cure any default of Landlord at Landlord's cost. If, pursuant to this Subarticle, Tenant reasonably pays any sum to any third party or does any act that requires the payment of any sum to any third part at any time by reason of Landlord's default, the sum paid by Tenant shall be immediately due from Landlord to Tenant at the time Tenant supplies Landlord with an invoice therefor (provided such invoice sets forth and is accompanied by a written statement of Tenant setting forth in reasonable detail the amount paid, the party to whom it was paid, the date it was paid, and the reasons giving rise to such payment), together with interest at the maximum rate permitted by Law from the date of such invoice until Tenant is reimbursed by Landlord. Tenant may not offset

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

such sums against any installment of rent due Landlord under the terms of this Lease. The remedies afforded Tenant in this Section 12.3 are granted in additional to any and all remedies afforded Tenant at law or in equity.

         12.4 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity and (ii) Tenant shall have recourse only to the assets of such business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals (other than to the extent of their interest in the assets owned by such business entity). Additionally, if Landlord is a partnership, then Tenant covenants and agrees:

         A. No partner of Landlord shall be sued or named as a party in any suit or action brought by Tenant with result to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

         B. No service of process shall be made against any partner of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

         C. No writ of execution will ever be levied against the assets of any partner of Landlord other than to the extent of his interest in the assets of the partnership.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made respecting this Lease or the Leased Premises or any factual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statue or at common law.

Landlord shall have no obligation, nor incur any liability beyond Landlord's then equity interest if any, in the Property, and Tenant shall look exclusively to such equity interest of Landlord, if any, in the Property for payment and discharge of any obligations imposed upon Landlord hereunder, and Landlord is hereby released and relieved of any other obligations hereunder provided, however, that with respect to the prosecution and completion of Landlord's Work Landlord's liability shall extend to Landlord's assets but not the assets of Landlord's partners.

         12.5 TENANT'S WAIVER:  Landlord and Tenant agree that the provisions of
Article 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(l), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(l), 1941 and 1942 and/or any similar or successor Law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13
GENERAL PROVISIONS

         13.1 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon same, then Landlord, after giving written notice to Tenant, shall have the right, regardless of the validity thereof, to pay such taxes, assessment, fee or public charge and bill Tenant, as Additional Rent, the amount of such taxes, assessment, fee or public charge so paid on Tenant's behalf. Tenant shall,

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

within ten days from the date it receives an invoice from Landlord setting forth the amount of such taxes, assessment, fee or public charge so levied, pay to Landlord, as Additional Rent, the amount set forth in said invoice. Failure by Tenant to pay the amount so invoiced within said ten day period shall be conclusively deemed a default by Tenant under this Lease following notice and expiration of the cure period without cure as provided in Section 12.1A of this Lease. Tenant shall have the right, and the Landlord's full cooperation if Tenant is not then in default under the terms of this Lease, to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessment, fee or public charge so paid.

         13.2 HOLDING OVER: This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Article. Any such holding over shall be deemed an unlawful detainer of the Leased Premises unless Landlord has consented to same. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent of the Base Monthly Rent payable during the last full month immediately preceding such holding over.

         13.3 SUBORDINATION TO MORTGAGES: Landlord represents and warrants to Tenant that as of the Effective Date of this Lease, this Lease is not subordinate or subject to any underlying ground leases, mortgages and deeds of trust. If the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all documents or instruments which Landlord and such lessor or lender deem necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease.

         13.4 TENANT'S ATTORNMENT UPON FORECLOSURE: Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instrument encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under any underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

         13.5 MORTGAGEE PROTECTION: In the event of any default on the part of Landlord, Tenant will give notice by the methods provided for in the Notice provision of this Lease to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

         13.6 ESTOPPEL CERTIFICATES: Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by

Landlord, its Lender or prospective lenders, investor or purchaser of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Article may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest herein. Notwithstanding anything to the contrary in Section 13.6 of the Lease Form, Landlord shall, upon the same terms and conditions applicable to Tenant, give an estoppel certificate to Tenant for the benefit of any lender taking a security interest in the Lease or for the benefit of a purchaser of Tenant's assets.

         13.7 TENANT'S FINANCIAL INFORMATION: Tenant shall, within ten business days after Landlord's request therefor deliver to Landlord a copy of a current financial statement and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this Article, unless the same becomes a part of the public domain without the fault of Landlord.

         13.8 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

         13.9 FORCE MAJEURE: The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligation by reason of any strikes, lockouts or labor disputes; inability to obtain labor, materials, fuels or reasonable substitutes therefor; governmental restrictions, regulations, controls, action or inaction; civil commotion; inclement weather, fire or other acts of God; or other causes (except financial inability) beyond the reasonable control of the party obligated to perform (including acts or omissions of the other party) for a period equal to the period of any such prevention, delay or stoppage. In the event of a Force Majeure condition the party exercising Force Majeure rights shall endeavor to provide notice of the same to the other party, provided however, the failure to do so shall not limit or waive the parties rights to assert the Force Majeure event.

         13.10 NOTICES: Any notice required or desired to be given by a party regarding this Lease shall be in writing and shall be personally served, or in lieu of personal service may be given by (i) delivery by Federal Express, United Parcel Service or similar commercial carrier, (ii) electronic fax transmission (except for Notices of Default), or (iii) depositing such notice in the United States mail, postage prepaid, addressed to the other party as follows:

         A. If addressed to Landlord, to Landlord at its Address for Notices (as set forth in Article 1).

         B. If addressed to Tenant, to Tenant at its Address for Notices (as set forth in Article 1). In addition, any Notice of Default to Tenant shall be copied to Mr. Robert Gunderson, Gunderson, Dettmer & Stough, 155 Constitution Avenue, Menlo Park, California 94025. It is agreed, however, that service upon Mr. Gunderson need only be performed by one of the methods set forth in this paragraph 13.10 and need not be by any statutorially prescribed methods that might apply to Tenant.

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

                  Any notice given by mail shall be deemed given on completion of the second business day after deposit in the U.S. Mail. Any notice delivered by commercial carrier or by fax shall be deemed given on the date of confirmation of delivery by the carrier or by electronic confirmation. Each party may, by written notice to the other in the manner aforesaid, change the address to which notices addressed to it shall thereafter be mailed.


         13.11 ATTORNEYS FEES: In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party. In the event that Landlord shall be required to retain counsel to enforce any provision of this Lease, and if Tenant shall thereafter cure (or desire to cure) such default, Landlord shall be conclusively deemed the prevailing party and Tenant shall pay to Landlord all attorneys' fees, expert witness fees, court costs and other reasonable expenses so incurred by Landlord promptly upon demand provided that Landlord has first notified Tenant in writing that Landlord was retaining counsel in connection with such matter prior to Landlord's retention of counsel. Landlord may enforce this provision by either (i) requiring Tenant to pay such fees and costs as a condition to curing its default or (ii) bringing a separate action to enforce such payment, it being agreed by and between Landlord and Tenant that Tenant's failure to pay such fees and costs upon demand shall constitute a breach of this Lease in the same manner as a failure by Tenant to pay the Base Monthly Rent, giving Landlord the same rights and remedies as if Tenant failed to pay the Base Monthly Rent.

         13.12 DEFINITIONS: Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning whenever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings: Notwithstanding anything to the contrary in Subsection E of
Section 13.12 of the Lease Form:

A. The term "Property Maintenance Costs" shall not include any of the following:

         (i) The cost to correct code violations in work constructed by Landlord existing as of the Lease Commencement Date;

         (ii) The cost to correct defects in design or construction of structural components of the Building;

         (iii) The cost to correct defects in design or construction of nonstructural components of the Building or structural and nonstructural components of other improvements located on the Property, if such defect is (i) discovered within two (2) years after the Lease Commencement Date or (ii) discovered more than two (2) years after the Lease Commencement Date if such defect is material and could not reasonably have been discovered by Tenant within two (2) years after the Lease Commencement Date;

         (iv) The cost of repairs necessitated by the active negligence or misconduct of Landlord, its agents, employees or contractors;

         (v) The cost of repairs which are covered by insurance or required to be covered by insurance under the Lease; and

         (vi) Any cost or expense related to or incurred in connection with hazardous materials unless Landlord incurs such cost or expense as a result of Tenant's failure to comply with its obligations under Paragraph 16 of this Addendum.

B. With respect to any single item or component of Property Maintenance Cost under Subparagraph (E) which exceeds $50,000 and is incurred with respect to an item with a useful life not less than five (5) years and would be defined as a capital expenditure under generally accepted accounting principles, the amount in excess of $50,000.00

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

shall be amortized in equal monthly installments over the useful life of the improvement with interest at Wells Fargo Bank Prime Plus Two, and Tenant shall pay such amortized amount on a monthly basis. The amount up to the $50,000.00 sum shall be paid by Tenant without amortization.

         C. REAL PROPERTY TAXES: The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Project or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Project and located thereon, or Landlord's business of owning, leasing or managing the Project or the gross receipts, income or rentals from the Project; (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or surface water disposal) at the Project, the number of persons employed by tenants of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Project, or the type of use or uses conducted within the Project; and (iii) all costs and fees (including attorneys' fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional tax or charge (i) on the value, size, use or occupancy of the Project or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Project, or on Landlord's business of owning, leasing or managing the Project or (iii) computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources. Notwithstanding the above, Tenant shall only be liable for Real Property taxes which relate to the Lease Term.

         D. LANDLORD'S INSURANCE COSTS: The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance including for the Building and the Property and Commercial General Liability insurance required, or permitted, to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss and which are recoverable by Landlord from Tenant pursuant to one or more other provisions of this Lease.

         E. PROPERTY MAINTENANCE COSTS: The term "Property Maintenance Costs" shall mean all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) professional management fees equal to two (2) percent of the annualized Base Monthly Rent, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (iii) such other costs as may be paid or incurred with respect to operating, maintaining and preserving the Property, such as repairing and resurfacing the exterior surfaces of the buildings (including roofs), repairing and resurfacing paved areas, repairing structural parts of the buildings, cleaning, maintaining, or replacing, when necessary electrical, plumbing, heating, ventilating and air conditioning systems serving the buildings or major components thereto and (iv) subject to Paragraph 13.12 B above, replacement of any portion of the Property that can no longer reasonably be repaired or maintained.

          F. READY FOR OCCUPANCY: The term "Ready for Occupancy" shall mean the date upon which (i) the Leased Premises are available for Tenant's occupancy in a broom clean condition and (ii) the improvements, if any,

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

to be made to the Leased Premises by Landlord as a condition to Tenant's obligation to accept possession of the Leased Premises have been substantially completed in accordance with approved plans and specifications, if applicable, and the appropriate governmental building department (i.e. the City building department, if the Property is located within a City, or otherwise the County building department) shall have approved the construction of improvements as complete or is willing to so approve the construction of the improvements as complete subject only to compliance with specified conditions which are the responsibility of Tenant to satisfy or is willing to allow Tenant to occupy subject to its receiving assurances that specified work will be completed.

         G. PROPERTY OPERATING EXPENSES: The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

         H. LAW: The term "Law" shall mean any judicial decision and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

         I. LENDER: The term "Lender" shall mean the holder of any Note or other evidence of indebtedness secured by the Property or any portion thereof.

         J. PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, easements, and any other recorded instruments affecting the use of the Property, as they may exist from time to time.

         K. RENT: The term "rent" shall mean collectively Base Monthly Rent and all Additional Rent.

         13.13 GENERAL WAIVERS: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof or any breach of any provision hereof shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

         13.14 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "must", shall", will", and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made

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

therefor. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing said act. Landlord shall not become or be deemed a partner or a join venture with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14
CORPORATE AUTHORITY,
BROKERS AND ENTIRE AGREEMENT

         14.1 CORPORATE AUTHORITY: If Tenant is a corporation. each individual executing this Lease on behalf of said corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the bylaws and/or a board of directors' resolution of Tenant. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease, and if Tenant fails to do so, Landlord at its sole election may elect to (i) extend the Intended Commencement Date by such number of days that Tenant shall have delayed in so delivering such corporate resolution to Landlord or (ii) terminate this Lease.

         14.2 BROKERAGE COMMISSIONS: Tenant warrants that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article I) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

         14.3 ENTIRE  AGREEMENT:  This Lease,  the  Exhibits  (as  described  in
Article 1) and the Addenda (as described in Article 1), which Exhibits and Addenda are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

         14.4 LANDLORD'S REPRESENTATIONS: Tenant acknowledges that neither Landlord nor any of its agents made any representation or warranties respecting the Project, the Building or the Leased Premises, upon which Tenant relied in entering into this Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relied solely upon its own investigations respecting said matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Addenda hereto.

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

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

AS LANDLORD:                                         AS TENANT:

RENCO INVESTMENT COMPANY, a                         AVANT! CORPORATION., a
California general partnership                      Delaware corporation


By: _____________________                           By: _____________________

Title: __________________                           Title: __________________

By: _____________________                           By: _____________________

Title: __________________                           Title: __________________

Dated: __________________                           Date: ___________________


If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

Single Tenant Lease

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


FIRST ADDENDUM TO LEASE
Avant! Corporation

THIS FIRST ADDENDUM TO LEASE ("The Addendum") is dated for reference purposes as of February 24, 1997, and is made between RENCO INVESTMENT COMPANY, a California general partnership ("Landlord") and AVANT! CORPORATION., a Delaware corporation ("Tenant") to be a part of that certain Industrial Space Lease of even date herewith between Landlord and Tenant (herein the "Lease"), with respect to the building commonly known as Renco ____ (the "Building"). Terms defined in the Lease Form shall have the same meaning when used herein unless specifically defined otherwise herein. Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:


The following provisions are hereby added to the text of the Lease Form.

13.12 Definitions:

J. Buildings Occupied By Tenant: Tenant has entered into a sublease with Cirrus Logic, Inc. to occupy a building identified as Renco 53. Tenant has also entered into leases with Landlord to occupy buildings identified as Renco 48, Renco 54, and Renco 55, and Tenant has entered into a lease with Landlord to occupy Renco 53 following the expiration of the Cirrus Logic sublease. All four buildings (one of which is currently in existence and three or which shall be constructed pursuant to the terms of the respective leases therefor) are/shall be located in Fremont, California and are/shall be adjacent to each other. For purposes of this Lease the buildings are identified as follows: Renco 53, 46875 Bayside Parkway, parcel map 6925, parcel 5; Renco 54, 46859 Bayside Parkway, parcel map 6925, parcel 4; Renco 55, 46889 Bayside Parkway, parcel map 6925, parcel 3, Renco 48, parcel map 6925, parcel 2.

15. Cross Default: Landlord and Tenant have entered into leases for buildings identified as Renco 53, Renco 54, Renco 55, and Renco 48. The leases provide for Tenant's occupancy of said buildings. A default by Tenant (as defined in the Article entitled "Default and Remedies") under either or any of such leases or under this Lease shall be considered to be a default under all of the leases as well as this Lease. In the event of a default by Tenant under any of the leases, or this Lease, Landlord may pursue the remedies permitted by law or pursuant to the terms of any, either or all of such leases, as if Tenant had defaulted under any one or all of such leases. If Tenant and Landlord enter into any other Leases, the immediately preceding cross default provisions shall apply to all such leases.

16. Hazardous Materials: Notwithstanding anything to the contrary in the Lease:

         Landlord represents that, to the best of its knowledge, any handling, transportation, storage, treatment or use of Hazardous Materials (as defined below) that has occurred on the Property prior to the Lease Commencement Date has been done in compliance with all laws and that the Property is, to the best of Landlord's knowledge, presently in compliance with all laws which relate to Hazardous Materials.

         Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter including, but not limited to, those materials identified in Section 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as they may be amended from time to time (collectively "Hazardous Materials"); provided, however, that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the Lease Commencement Date (unless caused by Tenant) or by any release of Hazardous Materials occurring off-site on adjacent or neighboring property (but not caused by Tenant) which migrates onto the Leased Premises. If Tenant does store, use or dispose of any Hazardous Materials other than small amounts of cleaning and janitorial items used in the ordinary course of Tenant's business, Tenant shall
(a) notify Landlord in writing at least ten (10) days prior to their first appearance on the Leased Premises and (b) provide periodically (at least each 6 months) a written description of such materials together with a statement of the quantities that shall be so stored or used upon the Premises and shall provide to Landlord copies of all material safety data sheets that Tenant is required to provide to applicable agencies. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous

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

Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil then Tenant shall promptly take any and all action necessary to clean up such contamination. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials. Tenant's obligation hereunder shall survive the termination of the Lease.

17. Limitations on Liability: Intentionally Omitted.

18. Option To Renew: Landlord hereby grants to Tenant an option to renew the Lease for two (2) additional terms of five (5) years each (the "Renewal Terms") with the first Renewal Term commencing on the Lease Expiration Date (the "Renewal Commencement Date") and ending five (5) years thereafter (the "Renewal Expiration Date") and the second Renewal Term commencing on the expiration of the first Renewal Term ( the "Second Renewal Commencement Date") and ending five
(5) years thereafter (the "Second Renewal Expiration Date"). Tenant shall not be eligible to exercise the option for the second Renewal Term if it did not timely exercise the option for the first Renewal Term. Each lease extension shall be on the same terms and conditions as set forth in the Lease, except:

                  A. That the rental for the Leased Premises during the Renewal Term shall be as set forth below, and

                  B. That the Security Deposit shall be increased to the Base Monthly Rent determined below (the "Increased Security Deposit Amount").

         18.1 Method of Exercise: Provided that Tenant shall not be in default under the Lease as of the exercise of the applicable option to extend the term of the Lease, Tenant shall notify Landlord of Tenant's exercise of its right to renew the Lease for the applicable Renewal Term only by giving to Landlord written notice not sooner than twelve (12) months prior to the Renewal Commencement Date (or the Second Renewal Commencement Date as appropriate) and not later than seven (7) months prior to the Renewal Commencement Date (or the Second Renewal Commencement Date as appropriate) (time is expressly of the essence to Landlord). Any attempted exercise of this Option made other than within the time period stated or in the manner stated shall be void and of no force or effect.

         18.2 Terms of Renewal: If Tenant shall have properly and timely exercised its right to extend the term of the Lease and provided that Tenant shall not have been in default under the terms of the Lease as of the each Renewal Commencement Date, the term of the Lease shall be so extended for such Renewal Term on the same terms and conditions contained in the Lease; provided, however, the Base Monthly Rent for each month of the first thirty (30) months of each Renewal Term shall be calculated as follows: The new Base Monthly Rent shall be the greater of: (i) the Base Monthly Rent being paid by Tenant to Landlord during the final full month of the final year of the initial Lease Term, or (ii) the Then Monthly Market Rental Rate for the Leased Premises as of the date seven (7) months prior to the commencement of such renewal term. The Base Monthly Rent for the Second Renewal Term shall be the greater of: (i) the Base Monthly Rent being paid by Tenant to Landlord for the full month immediately prior to the commencement of such renewal term, or (ii) the Then Monthly Market Rental Rate for the Leased Premises as of the date seven (7) months prior to the commencement of such renewal term.

         18.3 Monthly Market Rental Rate: For purposes of this Option to Renew Lease, the term "Then Monthly Market Rental Rate" shall be determined by mutual agreement between Landlord and Tenant or, in the event such agreement cannot be made within ten (10) days from the date Tenant shall have exercised the applicable Option, Landlord and Tenant shall each appoint a real estate appraiser with at least five (5) years full-time commercial/industrial appraisal experience in Santa Clara County to appraise and determine the fair market monthly rental rate the Leased Premises, in their then existing condition for the highest and best use the Premises could be leased for, on the same terms and conditions set forth in the Lease, to a qualified renewal tenant ready, willing and able to lease the Leased Premises for a term equal to the Renewal Term. If either party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the other party can then apply to the President of the Santa Clara County Real Estate Board or the presiding Judge of the Superior Court of that County for the selection of a second appraiser who meets the qualifications stated above. The failing party shall bear the cost of appointing the second appraiser and of paying the second appraiser's fee. The two appraisers shall attempt to establish the Then Monthly Market Rental Rate for the Leased Premises. If the two appraisers are unable to agree on the Then Monthly Market Rental Rate for the Leased Premises within ten
(10) days after the second appraiser has been selected or appointed, then the two appraisers shall attempt to select a third appraiser meeting the qualifications stated above. If they fail to agree on a third appraiser, either party can follow the above procedure for having an appraiser appointed by the Real Estate Board or a judiciary. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. Unless the three appraisers are able to agree on the Then Monthly Market Rental Rate for the Leased Premises within ten (10) days after the selection or appointment of the third appraiser, the two appraisal amounts being calculated most closely together, after having discarded the appraisal amount which most greatly varies from the other two appraisal amounts, shall be added together then divided by two (2). The resulting rental amount shall be defined as the Then Monthly Market Rental Rate for the Leased Premises. The Base Monthly Rent for each Renewal Term shall include rental increases each year of the term if such increases are appropriate under market conditions. In no event, however, shall the resulting Then Monthly Market Rental Rate be less than the Base Monthly Rent paid during the final full month of the initial Lease Term. In no event, however, shall the resulting Then Market Rental Rate for the second Renewal Term be less than the Base Monthly Rent paid during the final full month of the first Renewal Term.

         18.4 CPI Rental Increase: The Base Monthly Rent shall be adjusted at the end of the thirtieth (30th) month of each Renewal Term by multiplying the Base Monthly Rent for the thirtieth (30th) month of such renewal term times a fraction the numerator of which shall be the Consumer Price Index published immediately prior to the thirtieth (30th) month of such Renewal Term and the denominator of which shall be the Consumer Price Index published immediately prior to the first (1st) month of such Renewal Term. In no event, however, shall the Base Monthly Rent for the last thirty (30) months of each Renewal Term be less than the Base Monthly Rent for the first thirty (30) months of such Renewal Term.

                  A. For purposes of this Option, the term "Consumer Price Index" shall mean the Consumer Price Index, All Urban Consumers, Subgroup "All Items", for the San Francisco-Oakland-San Jose Area (1982-1984=100), now being published by the United States Department of Labor, Bureau of Labor Statistics. If the Consumer Price Index is changed so that the base year is altered from that used as of the Lease Commencement Date, then the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same result that would have been obtained had the base year not been changed. If no conversion factor is available, or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government reasonably designated by Landlord in order to obtain substantially the same result for any adjustment required by this Option as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued.

         18.5 One Tenant: It is landlord's intention that the buildings identified as Renco 53, Renco 54, and Renco 55 be occupied by one tenant. Notwithstanding anything to the contrary contained above, Tenant shall not be entitled to exercise any option to extend the leases for either Renco 53, Renco 54, and/or Renco 55 unless Tenant simultaneously and validly (according to the terms of each Lease) exercises it's options to extend the term of all three buildings.

19. Additional Shell Construction Costs: Intentionally Omitted

20. General: In the event of any inconsistency between this First Addendum and the Lease Form, the terms of this First Addendum shall prevail. As used herein, the term "Lease" shall mean the Lease Form, this Addendum and all riders, exhibits, rules, regulations, covenants, conditions and restrictions referred to in the Lease Form or this Addendum.

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

21. Allocation of Property Operating Expenses. Without limiting any restrictions set forth in the Lease or this Addendum relating to Tenant occupying all four buildings, referenced above, in the event that one or more of the four Buildings, reference above, is leased by a tenant, other than Tenant or a subleasee of Tenant, Landlord shall reasonably allocate the Property Operating Expenses among the different Tenants. Without limiting the methods by which Landlord may so reasonably allocate the Property Operating Expenses, it shall be conclusively presumed reasonable for Landlord to allocate the total Property Operating Expenses among the different tenants based upon the percentage ratio of gross rentable square footages of each Building as is being paid for by each such tenant such that Landlord recovers 100% of the Property Operating Expenses.


LANDLORD:                                   TENANT:

RENCO INVESTMENT COMPANY                    AVANT! CORPORATION
a California General                        a Delaware Corporation
Partnership

By:____________________________             By:_______________________
     General Partner
                                            Title: ___________________

By:____________________________             By:_______________________
     General Partner
                                            Title: ___________________
By:_____________________________
     General Partner


Dated:__________________________            Dated:___________________

SECOND ADDENDUM TO LEASE
Avant! Corporation
Renco 53

THIS SECOND ADDENDUM TO LEASE ("The Addendum") is dated for reference purposes as of February 24, 1997, and is made between RENCO INVESTMENT COMPANY, a California general partnership ("Landlord") and AVANT! CORPORATION., a Delaware corporation ("Tenant") to be a part of that certain Industrial Space Lease of even date herewith between Landlord and Tenant (herein the "Lease"), with respect to the building commonly known as Renco 53 (the "Building"). Terms defined in the Lease Form shall have the same meaning when used herein unless specifically defined otherwise herein. Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

1.1 E. It is acknowledged that the Intended Commencement Date of the Lease is to occur in the future when the Lease between Landlord and Cirrus Logic for the Leased Premises expires or terminates. It is specifically agreed that Landlord has the option to declare the Lease terminated and the Lease Commencement Date shall not occur in the event of a default by Tenant under any of the leases between Landlord and Tenant for Renco 54, 55 and/or 48 prior to the Lease Commencement Date under the Lease. It is agreed that this remedy is in addition to all other remedies set forth in the Lease including, but not limited to, the cross default remedies set forth in the First Addendum to Lease.


LANDLORD:                                    TENANT:
RENCO INVESTMENT COMPANY                     AVANT! CORPORATION
a California General                         a Delaware Corporation
Partnership

By:____________________________             By:_______________________
General Partner
                                            Title: ___________________

By:____________________________             By:_______________________
General Partner
                                            Title: ___________________
By:_____________________________
General Partner


Dated:__________________________            Dated:___________________

File No._______________

THIRD AMENDMENT TO LEASE
(Renco 53)

         THIS THIRD AMENDMENT TO LEASE ("Amendment") dated for reference purposes as of February 24, 1997, is made to that Industrial Space Lease dated as of June 14, 1995 (the "Lease") by and between CIRRUS LOGIC, INC., a
California Corporation as Tenant ("Tenant") and RENCO INVESTMENT COMPANY, a California partnership as Landlord ("Landlord"), for the lease of space located at 46875 Bayside Parkway, Fremont, California (the "Leased Premises"). The Lease was amended by the terms of the First Amendment to Lease dated for reference purposes as of May 1, 1996, and the Second Amendment to Lease dated as of June 11, 1996. The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

         Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.


1.1 S.   Base Monthly Rent:  The Base Monthly rent is as follows:

                  May 1, 1996, through November 30, 1996, the amount of Eighty Three Thousand Six Hundred Eighty Dollars ($83,680.00).

                  December 1, 1996, through May 31, 1997, the amount of One Hundred One Thousand Six Hundred Eighty Dollars ($101,680.00).

                  June 1, 1997, through April 30, 2003, the amount of Ninety Two Thousand Six Hundred Eighty Dollars ($92,680.00).


                  On May 1, 2003, the Base Monthly Rent shall be adjusted pursuant to section 1.1 S of the Lease.

                  On May 1, 2006, the Base Monthly Rent shall be adjusted pursuant to section 1.1 S of the Lease.


1.1 G    Lease Termination Date:  April 30, 2009


18. Option to Renew: Section 18 of the First Addendum to Lease which provides for an option to renew the term of the Lease is amended as follows: By Sublease Agreement dated as of the date hereof (the "Avant! Sublease"), Tenant has subleased  the Leased  Premises to Avant!  Corporation,  a Delaware  corporation
("Avant!") for the remainder of the term of the Lease. Landlord has simultaneously entered into direct leases with Avant! for (a) two (2) adjacent buildings (the "Avant! Leases") and (b) the Leased Premises for a term commencing upon the expiration of the term of the Lease. Tenant's option to renew is exercisable only if Tenant has terminated the Avant! Sublease as a result of a default under said sublease by Avant! and Avant! has vacated the Leased Premises.

19. Additional Shell Costs: Tenant has paid to Landlord a total of Three Hundred Twenty Two Thousand Six Hundred Forty Eight Dollars ($322,648.00) for work pursuant to Section 19 of the First Addendum to Lease. The Lease provides that Landlord shall reimburse to Tenant seventy five percent (75%) of the usable costs. Landlord shall reimburse to Tenant Two Hundred Forty Two Thousand Dollars ($242,000.00), one half when the first building (Renco 54) is occupied by a third party tenant, and the balance when the second building (Renco 55) is so occupied. Tenant has paid to Landlord One Hundred Nineteen Thousand One Hundred Dollars ($119,100.00) for architectural plans for two buildings identified as Renco 54 and Renco 55. Tenant has elected not to lease those two buildings. Landlord shall reimburse to Tenant the entire amount of One Hundred Nineteen Thousand One Hundred Dollars ($119,100.00) when Landlord receives a building permit from the City of Fremont for the buildings and starts construction of the buildings.

First Addendum to Lease, 15. Cross Default: The provisions of Section 15 of the First Addendum to Lease shall not apply so long as Avant!, or a permitted assignee or sublettee of Avant!, remains in possession as a subtenant of Tenant (or as a permitted assignee or sublettee of Avant! as applicable) in the Leased Premises and the Avant! sublease remains in effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this Third Amendment to Lease.


AS LANDLORD:                                AS TENANT:
RENCO INVESTMENT COMPANY,           CIRRUS LOGIC, INC.,
a California partnership            a California corporation

By:      _____________________      By:     ______________________
Title: General Partner
                                    Title:  ____________________

By:      _____________________      By:     ______________________
Title: General Partner
                                    Title:  ____________________

By:      _____________________      By:     ______________________
Title: General Partner


Dated:  February __, 1997           Dated:  February __, 1997

FOURTH AMENDMENT TO LEASE
(Renco 53)

         THIS FOURTH AMENDMENT TO LEASE ("Amendment") dated for reference purposes as of February 24, 1997, is made to that Industrial Space Lease dated as of June 14, 1995 (the "Lease") by and between CIRRUS LOGIC, INC., a
California Corporation as Tenant ("Tenant") and RENCO INVESTMENT COMPANY, a California partnership as Landlord ("Landlord"), for the lease of space located at 46875 Bayside Parkway, Fremont, California (the "Leased Premises"). The Lease was amended by the terms of the First Amendment to Lease dated for reference purposes as of May 1, 1996, the Second Amendment to Lease dated as of June 11, 1996 and the Third Amendment to Lease dated as of February 24, 1997. The parties hereto agree that the Lease is amended, changed and modified by the following provisions, which are hereby added to the Lease:

         Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the event of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall prevail.

1. Consent to Sublease/Exhibit B to Consent to Sublease: The parties hereto are concurrently herewith entering into a Consent to Sublease dated February 24, 1997 ("Consent to Sublease") with respect to a Sublease Agreement ("Sublease") between Tenant and Avant! Corporation ("Subtenant") for the Leased Premises. Without limiting the rights, privileges and/or obligations as currently set forth in the Consent to Sublease, or the Exhibits thereto, in the event of a default by Subtenant under the Sublease, or a termination of the Sublease, Tenant shall have all of the rights, privileges and obligations of "Subtenant" under the Tenant Improvement Agreement attached as Exhibit B to the Consent to Sublease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this Fourth Amendment to Lease.


AS LANDLORD:                                AS TENANT:
RENCO INVESTMENT COMPANY,                   CIRRUS LOGIC, INC.,
a California partnership                    a California corporation

By:____________________________             By:_______________________
Title:General Partner
                                            Title: ___________________

By:____________________________             By:_______________________
Title:General Partner
                                            Title: ___________________
By:_____________________________
Title:General Partner

Dated:  February __, 1997           Dated:  February __, 1997

EXHIBIT "B"
TENANT IMPROVEMENT AGREEMENT
INTERIOR ALLOWANCE
[RENCO 53]

1. Building Shell and Common Areas: The Building Shell and Common Areas have been completed and Tenant and Subtenant accept such improvements in their "As Is" condition, subject to any warranty provisions that may exist in the Master Lease.

2. Design and Construction of Improvements in and about the Leased Premises ("Tenant Improvements"): Landlord, Renco Investment Company, a California
partnership ("Landlord") agrees to construct within, under, and above the Building housing the Leased Premises certain "Tenant Improvements" (or "Interior Improvements") as set forth in this Exhibit "B" in accordance with the Construction Work Schedule described herein. The Tenant Improvements shall be similar in type and quality to the general purpose interior improvements installed by Landlord in its buildings in Bayside Technology Park, Fremont, California. Subject to Landlord's reasonable approval Subtenant, Avant! Corporation ("Subtenant"), with the consent of Tenant, Cirrus Logic, Inc., a California corporation ("Tenant") shall have the flexibility to design a floor plan that suits Subtenant's needs so long as such plan preserves the general purpose nature of the Building.

         Landlord shall pay for the cost of Tenant Improvements (which shall include the cost of alterations to the Building and/or Outside Areas requested by Subtenant) up to a maximum amount of $1,790,721.00. Subtenant agrees to pay the entire cost of construction approved by Subtenant and Tenant of Tenant Improvements in excess of the above amount. Landlord shall provide such information as is reasonably requested by Subtenant to assist Subtenant in evaluating or approving construction costs or any change order within a reasonable period of time based upon the information requested.

         In the event the cost of any Tenant Improvements approved by Subtenant and Tenant in accordance with this Agreement exceeds the total amount which Landlord has agreed to spend, Subtenant shall pay such excess amount within five
(5) days of receipt of a written statement from Landlord therefor however not earlier than thirty (30) days following delivery to Subtenant of an initial estimated budget for such costs. Upon tender of such sum to Landlord, Subtenant's obligation to pay any such amount in regard to approved Tenant Improvements, the cost of which was covered by such payment, shall be completely satisfied notwithstanding that the final cost of the same is in excess of such payment made by Subtenant, provided however, that such shall not apply with respect to cost increases arising as a result of a delay caused by Tenant, Subtenant or Subtenant's Architect, or caused by an error of Subtenant's Architect or incomplete drawings, plans and/or specifications of Subtenant's Architect. Landlord or Tenant may require Subtenant to pay such excess amount prior to, and as a condition of, the commencement of construction of such Tenant Improvements. If at any time during the design or construction of Tenant Improvements, Subtenant or Subtenant's Architect requests changes in the scope of Tenant Improvements (and such changes are approved by Landlord and Tenant), which changes increase the cost of the work above what Landlord has agreed to spend, then Subtenant shall pay to Landlord the cost of improvements above the amount that Landlord has agreed to spend, and Subtenant shall pay the amount due within five (5) days from receipt of a written statement from Landlord. Upon tender of such sum to Landlord, Subtenant's obligation to pay any such amount in regard to approved Tenant Improvements, the cost of which was covered by such payment, shall be completely satisfied notwithstanding that the final cost of the same is in excess of such payment made by Subtenant, provided however, that such shall not apply with respect to cost increases arising as a result of a delay caused by Tenant, Subtenant or Subtenant's Architect, or caused by an error of Subtenant's Architect or incomplete drawings, plans and/or specifications of Subtenant's Architect. All amounts due from Subtenant as provided herein shall be considered as "rent" under the Master Lease and Sublease and all amounts due shall be subject to the terms of the Master Lease and Sublease. In the event that Subtenant fails to make any payment within the required time period, Subtenant shall pay interest and late charges on the delinquent amount directly to Landlord in accordance with Section 3 of the Master Lease. In addition, should any amounts not be paid when due, Landlord may suspend the construction of Interior Improvements until said amounts have been paid and in such event Landlord shall provide written notice to Tenant and Subtenant of such event. Following Subtenant's acceptance of the cost of any item, as referenced above, Landlord shall be entitled to any cost/price savings that thereafter occur with respect to such item.

         Subtenant shall have the right to contract with vendors of its selection for the installation of Subtenant's furnishings and fixtures, provided however, that Subtenant's vendors shall not unreasonably interfere with the construction of Interior Improvements by Landlord and Landlord's contractors. Landlord shall not charge Subtenant a fee pursuant to section 2 (g) (2) for any work performed by Subtenant's vendors. Landlord's contractor shall assist (so long as such assistance does not increase Landlord's cost) in the coordination of work performed by Subtenant's subcontractors and vendors.

         (a) Subtenant's Conceptual Plan ("Conceptual Plan") and Landlord's Schematic Plan, ("Schematic Plan"): No later than March 20, 1997, Subtenant shall provide to Landlord and Tenant a Conceptual Plan for the Interior Improvements to be constructed in the building. The Conceptual Plan shall show Subtenant's preference for the location of: doors, partitions, ceilings, air conditioned areas, restrooms, offices, conference areas, entries, assembly or manufacturing areas, storage and distribution areas, and any proposed alterations to existing improvements in such Building.

         Subtenant has selected Robinson Mills + Williams to represent Subtenant and prepare design and construction drawings ("Subtenant's Architect"). Subtenant shall pay all fees charged by Subtenant's architect. Within ten (10) days from the date the Conceptual Plan was required to be completed, Subtenant's Architect shall prepare a Schematic Plan from Subtenant's Conceptual Plan, which Schematic Plan shall be drawn to scale and shall show proposed dimensions and general performance specifications for areas to be heated, cooled and/or lighted. Landlord and Tenant shall have five (5) business days from receipt of the Schematic Plan from Subtenant within which to review and approve or propose specific changes to the Schematic Plan. If Landlord or Tenant require any changes to the Schematic Plan, Subtenant's Architect shall make the changes which are acceptable to Landlord, Tenant and Subtenant within five (5) business days of Landlord's or Tenant's requested changes and said Schematic Plan shall be signed by Landlord, Tenant and Subtenant within five (5) days from each party's receipt of the revised plan, and said Schematic Plan shall become the Approved Schematic Plan. Landlord and Tenant shall not be required to approve the Schematic Plan if such Plan calls for improvements that would, in Landlord's or Tenant's reasonable opinion damage the Building or reduce its value. Landlord acknowledges, and agrees with, (subject to approval of the Schematic Plan and Construction Drawings) Subtenant's concept of the stair and water feature and pendant lights as set forth in Subtenant's current space plan.

         (b) Construction Drawings for the Tenant Improvements ("Construction Drawings"): Within thirty (30) days from the date the Schematic Plan was required to be completed, Subtenant's Architect shall prepare Construction Drawings based on the Approved Schematic Plan and deliver to Landlord and Tenant the Construction Drawings which reflect the requirements of the Approved Schematic Plan. The Construction Drawings must be documents that provide a full and complete description of the Interior Improvements and must be suitable for construction and comply with all building code requirements including the requirement for completeness and suitability for construction. Within five (5) business days from receipt of the Construction Drawings, Landlord and Tenant shall review the Construction Drawings and deliver any proposed changes to Subtenant. Landlord's and Tenant's review shall be for design purposes only. Subtenant and Subtenant's Architect shall remain solely responsible and liable for any design deficiencies including the responsibility to comply with all applicable building codes and regulations including requirements of utility service providers. If Landlord and/or Tenant does not deliver to Subtenant any proposed changes to the Construction Drawings within such five (5) business day period, such party shall be deemed to have approved the Construction Drawings as submitted to them. If Landlord and/or Tenant does deliver to Subtenant any proposed changes to the Construction Drawings within such five (5) business day period, the parties shall agree upon the changes to be made to the Construction Drawings within a period of five (5) business days thereafter. When Landlord, Tenant and Subtenant agree upon the Construction Drawings, a representative of each party shall sign the same and when signed by both parties, any changes in the Construction Drawings shall only be made as authorized pursuant to the provisions of this Exhibit "B". Notwithstanding anything above to the contrary, each party agrees not to unreasonably withhold consent to the Construction Drawings to the extent that they are prepared in accordance with the Approved Schematic Plan.

         (c) Time for Construction of Tenant Improvements: Promptly following approval of the Construction Drawings by Landlord, Tenant and Subtenant, Landlord shall apply for and use reasonable efforts to obtain the necessary building permits to allow the construction of the Tenant Improvements. Promptly following the issuance of the necessary building permits, Landlord shall commence construction of the Tenant Improvements and shall use reasonable  efforts to complete the improvements  within a reasonable  period of time using reasonable efforts to maintain the Construction Work Schedule; provided, however, that Landlord shall be excused for a delay in the completion of construction of the Tenant Improvements for such period of time as construction is delayed because of any fault or neglect of Tenant or Subtenant, because of changes requested by Tenant or Subtenant, because of any law, regulation, ordinance, or order of any public agency (provided Landlord shall not be excused for public agency delays as the result of Landlord deviating from the Construction Drawings without Subtenant or Subtenant's Architect's consent), or because of acts of God, labor disputes, strikes, inability to obtain materials or labor, fires, floods, inclement weather, earthquakes, epidemics, quarantine, restrictions, freight embargoes, or other causes or contingencies beyond the reasonable control of Landlord. Landlord shall take any and all reasonable actions, remedial or otherwise, to maintain the Construction Work
Schedule.   Subtenant  shall  remain  solely  responsible  for  the  conduct  of
Subtenant's vendors, contractors, and subcontractors. Subtenant's vendors, contractors, and subcontractors shall not interfere with the construction of Landlord's Work or Landlord's contractors, or subcontractors.

         Subtenant (with Tenant's prior written consent) may authorize Landlord and Landlord's Contractor to commence work prior to obtaining a building permit provided that Subtenant in so doing shall accept any cost, delay, or expense of commencing construction prior to obtaining a building permit.

         (d)  [Intentionally omitted]

         (e) Hazardous Materials Facilities: Subtenant shall be solely responsible for the design, approval, and payment of the costs of design and construction of any and all work, fixtures, or materials required for Subtenant's transportation, storage, use, and disposal of Hazardous Materials, which Hazardous Materials shall only enter the Property or any portion thereof pursuant to the terms of the Sublease and the Master Lease. Subtenant shall also be solely responsible for the design, approval, and payment of the costs of design and construction for any and all work, fixtures, or materials required for the handling, service, or provision of food on the Leased Premises. Landlord's Work is limited to the construction of the Tenant Improvements as shown on Construction Drawings approved by Landlord, Tenant and Subtenant. Landlord shall promptly notify Subtenant of any items of the Tenant Improvements which would be Subtenant's obligation pursuant to this paragraph. In addition, Landlord's Work (and the funds that Landlord has agreed to spend) specifically excludes any and all fees charged by governmental agencies for Subtenant's use of Hazardous Materials or Subtenant's service of food which fees include but are not limited to: sewer or sanitary district fees, health department fees, air quality fees, excess water usage fees, and the like. Any and all such fees shall be paid by Subtenant to the appropriate governmental agency. In the event that the design, approval, construction, or completion of any work to be performed by Landlord is delayed directly or indirectly for any reason as a result of (i) Subtenant's use of Hazardous Materials, or (ii) Subtenant's handling or intention to handle food or provide food service, then Subtenant shall be delaying the Landlord's Work. Landlord shall promptly notify Tenant and Subtenant whenever Landlord becomes aware of any action of Tenant or Subtenant which will cause a delay in any work to be performed by Landlord.

         (e) [Intentionally omitted]

         (f) [Intentionally omitted]

         (f-1) [Intentionally omitted]

         (g) Cost of Tenant Improvements: As used herein, the "Cost of Tenant Improvements" or words of similar import shall include all costs paid or incurred by Landlord in connection with the design, approval, and/or construction of the Tenant Improvements (or any improvements) as shown on the Construction Drawings (as they may be amended), including but not limited to:

                  (1) The fees of architects, engineers, consultants, utility companies, or governmental agencies for the design, supervision, construction or approval of improvements or alterations to the basic Building, which improvements or alterations are requested by Subtenant or required by Subtenant's use;

                  (2) The costs and charges by Landlord's general contractor, subcontractors, material suppliers, laborers, and employees who provide goods and services for the actual construction of Tenant's Improvements or

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

Building alterations requested or required by Subtenant for its use of the Leased Premises. Landlord (or an affiliate of Landlord) may act as a general contractor or subcontractor, and such general contractor may charge all of its reasonable direct costs as well as a construction management fee, profit, and/or overhead, which charge shall equal seven percent (7.0%) times the total cost of the work excluding costs for architectural fees, governmental fees (including building department fees), and utility company fees;

                  (3) Direct costs of procuring and installing the improvements or items required for Subtenant's use of the Leased Premises including, but not limited to: building permits (but excluding the cost of the "shell" building permit), inspections, filings, taxes, governmental fees; any installation, connection or service fees required to provide utility service to the Building or into the Leased Premises, the cost of utility service or security service, or any service or material provided to the Building for purpose of the construction of Tenant Improvements. As a direct cost Landlord's contractor shall include costs of labor, materials, equipment, tools, construction equipment and machinery, water, heat, and utilities, transportation and other facilities and services necessary for proper execution and completion of work, whether temporary or permanent and whether or not incorporated or to be incorporated in the work;

                  (4) General contractor's costs of maintaining any and all property damage and/or liability insurance pertaining and reasonably allocable to the construction of the Tenant Improvements;

                  (5) Omitted;

                  (6) Costs of  performance or payment bond premiums if approved by Subtenant;

                  (7)  Omitted; and

                  (8) The following items shall be included in the cost of construction of Interior Improvements whether the improvements are constructed at the time of shell construction or at time of construction of interior improvements: the additional cost of high performance glass in lieu of standard gray lite glass, glass in the rear of the Building where there otherwise would be roll up truck doors, data conduit between buildings, special door closures and electronic locks, false mullions in the window wall, the elevator (except that Landlord shall pay for the cost of the concrete elevator pit and framing for the hole in the second floor both as shell items), underground plumbing runs to restrooms, the lobby stair, employee patio areas, all improvements required for recreational use and/or child care, and all restrooms.

         (h) Selection of Subcontractors: Subtenant, with the consent of Tenant, shall have reasonable rights of approval of the subcontractors to perform the work of construction of Tenant Improvements prior to the engagement thereof, and Subtenant, with the consent of Tenant, shall have reasonable rights of approval of the cost charged by each subcontractor prior to the incurrence of any cost or charge by each such subcontractor. Following Subtenant's acceptance of the cost of any item, as referenced above, Landlord shall be entitled to any cost/price savings that thereafter occur with respect to such item.

         (i) Miscellaneous: Landlord's general contractor shall provide supervision during normal business hours when required. Landlord's General Contractor shall assist Subtenant's Architect in verifying existing building conditions, but Subtenant's Architect shall remain primarily responsible for the accuracy of its drawings. Landlord's General Contractor shall provide a detailed cost schedule and a construction work schedule ("Construction Work Schedule") within fourteen (14) days of receipt from Subtenant's Architect of complete Construction Drawings. Landlord's General Contractor shall supervise and direct Landlord's Work using the General Contractor's best skills and attention. Landlord's General Contractor shall be fully responsible for and have control over construction means, methods, techniques, sequences, and procedures for coordinating portions of the work under the contract. Landlord's contractor shall review, approve, and submit to Subtenant's Architect shop drawings, product data, samples, and submittals required by the contract documents with promptness and in sequence where possible as to cause no delay in the work and the project schedule. Landlord's General Contractor shall take reasonable precautions for safety and shall provide reasonable protection to prevent damage, injury, or loss.

         (j) Punch List and Correction of Defects: Not later than fifteen (15) days after substantial completion of the Tenant Improvements (which shall not be sooner than the issuance of a Certificate of Occupancy) Landlord, Tenant and

Subtenant shall conduct a walkthrough of the Leased Premises and mutually prepare a written PUNCH LIST setting forth any defective item of construction. Landlord shall cause all defects, errors or omissions listed in the PUNCH LIST to be corrected within a reasonable time after receipt thereof.

3. Conflict: In the event of a conflict between the language of this Exhibit and either the Master Lease or the Sublease, the language of this Exhibit shall control.

4. Time of Essence: Time is of the essence of each and every provision of this Work Letter.

5. Approvals: Except as expressly provided otherwise, whenever the approval of a party is required hereunder, such approval shall not be unreasonably withheld or delayed.

CONSENT TO SUBLEASE
Renco 53
[Cirrus Logic/Renco Master Lease]

         The undersigned Landlord ("Landlord") as Landlord under that certain Lease by and between Landlord and the undersigned Tenant ("Tenant"), dated June 14, 1995, as amended by three amendments (May 1996, June 1996 and February 1997) (collectively "Master Lease"), hereby consents to the Sublease attached hereto, as Exhibit "A", subject to the following terms and conditions:

         1. Nothing herein shall be deemed to be a waiver of any term or condition contained in the above-referenced Master Lease. Landlord shall continue to have all rights and remedies as set forth in the Master Lease, notwithstanding the terms or conditions of the Sublease.

         2. Nothing contained herein nor in the Sublease Agreement shall be deemed to release the Tenant from any term or condition contained in the Master Lease and Tenant shall remain fully liable for each and every term and condition contained in the Master Lease.

         3. Nothing contained herein shall be deemed to be the Consent of the Landlord to any further Sublease or Assignment of the premises leased pursuant to the Master Lease by either Tenant or Subtenant.

         4. It is agreed that the Sublease is being entered into for the express benefit of Landlord, as well as Tenant, and Landlord is a third party beneficiary of such Sublease and Landlord has the right, but not the duty, to enforce such obligations directly against Subtenant (as well as Tenant). Subtenant has the right, but not the duty, to enforce the obligations owed to Tenant by Landlord under the Master Lease, which Subtenant is a direct beneficiary thereof.

                  Notwithstanding the foregoing, the parties hereto acknowledge and agree that (a) any sums collected by Landlord with respect to the Sublease shall be credited to Tenant's corresponding obligations under the Master Lease,
(b) Landlord shall not have the right to terminate the Sublease or otherwise limit or interfere with Tenant's rights with respect to Subtenant under the Sublease, except in conjunction with exercising such rights against Tenant under the Master Lease as well, and (c) Tenant shall have the right (in accordance with the Sublease) to amend, modify or terminate the Sublease without Landlord's consent and without any liability to Landlord.

         5. It is expressly acknowledged by the parties hereto that Landlord has not analyzed the Sublease, referred to herein, and is not hereby agreeing to any term or condition contained therein to the extent any provisions are inconsistent with the Master Lease or otherwise create different obligations upon Landlord or create additional rights to Tenant or Subtenant thereunder. Landlord is merely consenting to such subletting pursuant to the terms and conditions contained herein and contained in the Master Lease.

         6. This Consent must be executed by Landlord, Tenant, and Subtenant to be effective.

         7. Landlord hereby consents to the following additional uses of the premises demised under the Master Lease: production, warehousing, repair, and sales and service of high technology computer hardware/software and all related support functions including office, research and development as such uses are permitted in Bayside Technology Park.

         8. In the event of a default under the Master Lease Landlord shall deliver to Subtenant at the address set forth in the Sublease any required notice of default under the Master Lease before Landlord may enforce any remedy against Subtenant for such default, including, but not limited to, the remedy of eviction. Such notices need not necessarily be delivered to Subtenant at the same time as delivered to Tenant, however, Subtenant (but not Tenant) shall have the following time periods to cure such default (Tenant shall continue to have only the time periods to cure as set forth in the Master Lease): (a) with respect to defaults in the payment of monetary sums, two (2) calendar days beyond the notice period Tenant is entitled to under the Master Lease for such default and (b) with respect to all other defaults ten (10) calendar days beyond the notice period Tenant is entitled to under the Master

Lease for such default. It is expressly acknowledged that such additional cure periods granted to Subtenant apply only to the required notices under the Master Lease for a default to exist and such cure periods do not also apply to statutory notices Landlord may be required to serve under California's unlawful detainer statutes. Any cure by Subtenant is without prejudice to either the Landlord's rights against the Tenant under the Master Lease (as may be diminished by any cure by Subtenant) or to the Subtenant's rights against Tenant under the Sublease. Landlord further agrees to accept performance of Tenant's obligations under the Master Lease by Subtenant as if such were performed by Tenant.

         9. Landlord shall credit any payments made by Subtenant to Landlord to Tenant's corresponding obligation under the Master Lease.

         10. The construction of the improvements and all corresponding obligations relating thereto as referenced in Exhibit C to the Master Lease, as amended, shall now be performed in accordance with the Tenant Improvement Agreement attached hereto as Exhibit B. Exhibit C to the Master Lease, as amended, is hereby deleted and replaced with the terms and provisions of Exhibit B attached hereto. So long as the Sublease and the Master Lease are in full force and effect, the parties hereto agree to perform their respective obligations set forth in the Tenant Improvement Agreement attached as Exhibit B.

                                                     Renco Investment Company,
                                                     a California Partnership

Dated:  _________________                   By:  _______________________
                                            Title: General Partner
                                            By:  _______________________
                                            Title: General Partner
                                            By:  _______________________
                                            Title: General Partner

                                                     LANDLORD
                                                     Cirrus Logic, a
                                                     California Corporation

Dated:  _________________                   By:  _______________________
                                            Title: _____________________
                                            By:  _______________________
                                            Title: _____________________

                                                     TENANT
                                                     Avant! Corporation, a
                                                     Delaware Corporation

Dated:  _________________                   By:  _______________________
                                            Title: _____________________
                                            By:  _______________________
                                            Title: _____________________

                                                     SUBTENANT

BASIC SUBLEASE TERMS

Base Monthly
Rent:             Months   Base Monthly Rent
1-12              $90,000   ($1.00 per square foot)

Base Monthly Rent for each one (1)- year period following the first such period shall be increased by an amount equal to four percent (4%) of the Base Monthly Rent in the immediately preceding one (1)-year period. See Paragraphs 4 and 5.

Brokers: Sublandlord's
Broker:           BT Commercial - Ron Himes

Subtenant's
Broker:           CB Madison Advisory Group - Jay Phillips

Commencement
Date:             See Paragraph 2

Rent Commencement
Date:             July 1, 1997 (subject to Paragraph 4.A)

Free Rent Period: The period between the Commencement Date and the Rent Commencement Date. See Paragraph 4.A

Expiration
Date:              April 30, 2009

Landlord:         Renco Investment Company

Master Lease:     That  certain  Lease dated June 14, 1995 between Landlord,  as landlord, and Sublandlord, as tenant, as amended.

Permitted
Uses:             The term "Permitted Use" shall mean the following:


Manufacture, warehousing, repair, and sales and service of electronic equipment and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with the consent of Sublandlord and Landlord. Subject to the consent of Landlord, Sublandlord hereby consents to Subtenant's use of the Subleased Premises for the following purposes: production, warehousing, repair, and sales and service of high technology computer hardware/software and all related support functions including office, research, and development as such uses are permitted in Bayside Technology Park and any other lawful uses with Sublandlord's consent, which shall not be unreasonably withheld, conditioned or delayed.

Subleased Premises:       That  certain  building  consisting  of approximately
                          90,000 square feet located at 46871 Bayside Parkway, Fremont, California. See Recitals A and B and
                          Paragraph 1.

Security Deposit:         Ninety Thousand Dollars ($90,000)

Subtenant:                Avant! Corp., a Delaware corporation


Subtenant's Address for
Notices:                  Prior to the Rent Commencement Date:
                          1208 East Arques


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

                          Sunnyvale, CA 94086
                          Attn:     Vice President and Chief Financial Officer

                          as of the Rent Commencement Date:
                          46871 Bayside Parkway
                          Fremont, CA  94538
                          Attn:    Vice President and Chief Financial Officer

                          with copies (of default notices only) to:
                          Robert Gunderson, Esq.
                          Gunderson, Dettmer & Stough
                          155 Constitution Avenue
                          Menlo Park, California  94025
                          or to such other address as Subtenant shall designate.

Sublandlord:      Cirrus Logic, Inc., a California corporation

Sublandlord's
Address for
Notices:          3100 West Warren Avenue
                  Fremont, CA 94538
                  Attn: Controller

Exhibits:         Exhibit A - Master Lease

SUBLEASE


This Sublease ("Sublease") is made on __________, 1997, between Cirrus Logic, Inc., a California corporation ("Sublandlord"), whose address is 3100 West Warren Avenue, Fremont, California 94538 and Avant! Corp., a Delaware corporation ("Subtenant"), whose address is 1208 East Arques, Sunnyvale, CA 94086, as a Sublease under that certain master lease (the "Master Lease") dated June 14, 1995, entered into by Renco Investment Company, a California general partnership, as landlord ("Landlord"), and Sublandlord, as tenant, as amended by the First Amendment to Lease dated for reference purposes as of May 1, 1996, the Second Amendment to Lease dated as of June 11, 1996, and the Third Amendment to Lease dated for reference purposes as of February 24, 1997 (collectively the "Master Lease"), a copy of which Master Lease is attached hereto as Exhibit A.


R E C I T A L S


A. Pursuant to the Master Lease, Sublandlord leases from Landlord that certain building located at 46871 Bayside Parkway, City of Fremont, State of California, comprised of approximately 90,000 rentable square feet (the "Master Premises").

B.  Subtenant  desires to lease from  Sublandlord,  and  Sublandlord  desires to sublease to Subtenant, the entire Master Premises, together with certain appurtenances thereto, consisting of approximately ninety thousand (90,000) rentable square feet as outlined in red on Exhibit A to the Master Lease (the "Subleased Premises"), it being agreed for purposes of this Sublease that the Subleased Premises contain such number of rentable square feet.


A G R E E M E N T


NOW, THEREFORE, the parties hereto, in consideration of the foregoing and of the mutual promises contained herein and for other good and valuable consideration, agree as follows:


1. Subleased Premises. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the Subleased Premises as set forth in more detail in Section 2.1 of the Master Lease, which Section 2.1 is incorporated into this Sublease. Any defined terms used herein shall have the meaning ascribed to them in the Master Lease unless specifically defined herein.

2. Term. The term ("Term") of this Sublease shall commence on the date of mutual execution and delivery of this Sublease (the "Commencement Date"). Sublandlord shall deliver possession of the Subleased Premises to Subtenant on the Commencement Date, subject to obtaining Landlord's consent as set forth in Paragraph 18 below, and this Sublease shall terminate on the earliest to occur of (a) April 30, 2009 (the "Expiration Date"), (b) the date this Sublease is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms.

3. Delivery and Acceptance. If Sublandlord is unable to deliver possession of the Subleased Premises to Subtenant to commence (or cause Landlord to commence) its construction of the Tenant Improvements (defined below) on or before April 1, 1997, for any reason whatsoever, then as Subtenant's sole and exclusive remedy, Subtenant may terminate this Sublease by written notice to Sublandlord at any time thereafter until such possession is delivered, whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant and the parties shall have no further obligation to each other. By taking possession of the Subleased Premises, Subtenant conclusively

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shall be  deemed to have  accepted  the  Subleased  Premises  in their  "as-is", then-existing condition, without any warranty whatsoever of Sublandlord with respect thereto.

4.       Rent.

A. Rent Commencement Date. The rent commencement date ("Rent Commencement Date") shall be July 1, 1997, provided that if Sublandlord causes a delay in the completion of the Tenant Improvements by failing to respond within the permitted time frames set forth in the Tenant Improvement Agreement or by failing to exercise reasonable good faith efforts to cause Landlord to perform its obligations for construction of the Tenant Improvements, there shall be one day of delay in the Rent Commencement Date for each day of such delay. Subtenant shall have no obligation to pay Rent (defined below) for the period between the Commencement Date and the Rent Commencement Date, although all other terms and conditions of this Sublease shall be in full force and effect.

B. Base Monthly Rent. Commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord as base monthly rent ("Base Monthly Rent") for the Subleased Premises, in monthly installments in advance on or before the first day of each full calendar month of the Term the amounts specified in Paragraph 5.A below. Base Monthly Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Sublease Term occurring in such month divided by the total number of days in such month.

C. First Month's Rent. Notwithstanding Paragraphs 4.A and 4.B hereof, on the date on which Subtenant executes this Sublease, Subtenant shall pay to Sublandlord the amount of $90,000, which amount shall be applied against the Base Monthly Rent for the first full calendar month for which Base Monthly Rent is due hereunder.

D. Additional Rent. In addition to the above Base Monthly Rent, commencing on the Rent Commencement Date, Subtenant shall pay to Sublandlord as additional rent ("Additional Rent"), in monthly installments in advance on or before the first day of each full calendar month of the Term all amounts payable by Sublandlord pursuant to Section 3.2 of the Master Lease, payable with respect to the time period commencing with the Rent Commencement Date. Additional Rent for any partial month shall be payable in advance and shall be prorated based on the actual number of days during the Sublease Term occurring in such month divided by the total number of days in such month. The provisions of Sections 3.2 and
3.3 of the Master Lease shall apply to the payment of Additional Rent, except that the timing of such payments and the periods for which such payments are due shall be as set forth above in this Paragraph 4.D. Notwithstanding the foregoing, in the event that Landlord elects to bill Sublandlord for Additional Rent monthly, as provided in Section 3.2(A)(1) of the Master Lease, Subtenant shall pay Sublandlord the amount set forth in such bill within seven (7) days after Subtenant's receipt thereof.

E. Manner and Place of Payment. Base Monthly Rent and Additional Rent (collectively, "Rent") shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Subtenant shall pay Rent directly to Sublandlord at the address set forth in the first paragraph of this Sublease, or such other address as Sublandlord may designate in writing from time to time.

5.       Schedule of Base Monthly Rent Payments.

A. The Base Monthly Rent provided for in Paragraph 4.B shall be adjusted periodically and the Base Monthly Rent for each period shall be as set forth below:

Lease Months 1-12

$90,000 per month


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

Lease Months 13 through Expiration Date:

During the Term, the Base Monthly Rent shall be adjusted on each annual anniversary of the Rent Commencement Date (individually, a "Rent Adjustment Date" and collectively, "Rent Adjustment Dates") by making the Rent Adjustment as defined in Paragraph 5.B below, and Subtenant shall thereafter pay the increased amount of Base Monthly Rent as adjusted until the date next specified as a Rent Adjustment Date.

B. Rent Adjustment. The "Rent Adjustment" as used in this Sublease shall mean to increase the amount of Base Monthly Rent as of the applicable Rent Adjustment Date to the amount determined by multiplying the amount of the Base Monthly Rent for the Sublease month immediately preceding the Rent Adjustment Date in question by One Hundred Four Percent (104%).

6. Security Deposit. Upon execution hereof, Subtenant shall deposit with Sublandlord the sum of Ninety Thousand Dollars ($90,000) (the "Security Deposit"), in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. The terms and conditions of Section 3.7 of the Master Lease shall apply to the Security Deposit except that the amount is that specified in this Paragraph 6.


7. Other Sublease Terms.

A. Incorporation By Reference. Except as otherwise provided in this Sublease, the terms, provisions and conditions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth at length; provided, however, that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises" as defined herein; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublandlord" and "Subtenant", respectively; (iv) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Landlord under the Master Lease, the sole obligation of Sublandlord shall be to request the same in writing from Landlord as and when requested to do so by Subtenant, and to use Sublandlord's reasonable good faith efforts (provided Subtenant pays all reasonable third party out-of-pocket costs incurred by Sublandlord in connection therewith, provided that Sublandlord has notified Subtenant in advance that Sublandlord anticipates incurring such costs and Subtenant has given its approval and further providing that Sublandlord shall be relieved of its obligation if Subtenant refuses to approve reasonable third party out-of-pocket expenses) to obtain Landlord's performance; (v) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have two (2) fewer days than Subtenant would otherwise have to perform the obligation, including, without limitation, curing any defaults; (vi) except as set forth in Paragraph 7(A)(iv) above, Sublandlord shall have no liability to Subtenant with respect to (a) representations and warranties made by Landlord under the Master Lease, (b) any indemnification obligations of Landlord under the Master Lease or other obligations or liabilities of Landlord with respect to compliance with laws, condition of the Subleased Premises or Hazardous Materials, and (c) Landlord's repair, maintenance, restoration, upkeep, insurance and similar obligations under the Master Lease, regardless of whether the incorporation of one or more provisions of the Master Lease into this Sublease might otherwise operate to make Sublandlord liable therefor; (vii) with respect to any approval or consent required to be obtained from the "Landlord" under the Master Lease, such approval or consent must be obtained from both Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Landlord's approval or consent is not obtained; and (viii) the following provisions of the Master Lease are expressly not incorporated herein by reference: Section 1.1 (except for L, M, O, P, Q, R and T), Sections 2.3, 2.4, 2.7, 13.12.D, 15, 18, 19, Exhibit "C", Exhibit "D",
all of the First Amendment to Lease except Paragraph 1.1R, the Second Amendment to Lease, the Third Amendment to Lease, the Option to Expand Agreement, and the First Amendment to Option to Expand Agreement.


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


The following provisions of the Master Lease (as well as certain other provisions specifically identified elsewhere herein), while incorporated herein, are modified as expressly noted: All obligations of "Landlord" in Article 5,
Section 9.2, Article 10 and Article 11 shall remain the obligations of Landlord and shall not be deemed to have become the obligations of Sublandlord, notwithstanding the incorporation of such provisions into this Sublease. The references to Article 1 in Sections 13.10 and 14.2 shall be deemed to be to Paragraph 1 of this Sublease. References to "Landlord" in the definitions of "Real Property Taxes", "Landlord's Insurance Costs", "Property Maintenance Costs", and "Property Operating Expenses" shall be deemed to refer to Landlord only and not to Sublandlord.

B. Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Landlord thereunder. Subtenant and Sublandlord shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. Subtenant hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are assumed by Subtenant hereunder; and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are assumed by Subtenant hereunder. Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of termination of Sublandlord's interest as "Tenant" under the Master Lease for any reason other than Sublandlord's default under the Master Lease which is not attributable to Subtenant's default under this Sublease, this Sublease shall terminate simultaneously with such termination of Sublandlord's interest without any liability of Sublandlord to Subtenant. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublandlord and Subtenant, the provisions of this Sublease shall control.

8. Condition of the Subleased Premises. Subtenant is subleasing the Subleased Premises on an "as-is" basis, and Sublandlord has made no representations or warranties, express or implied, with respect to the condition of the Subleased Premises as of the Commencement Date. Sublandlord shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). Sublandlord shall have no obligation to perform any of the repairs required to be performed by Landlord under the terms of the Master Lease.

9. Tenant Improvements. Subtenant and Sublandlord acknowledge that Landlord and Subtenant shall have the right and obligation to construct tenant improvements ("Tenant Improvements") in accordance with the terms and conditions of the Tenant Improvement Agreement attached as Exhibit A to the Consent to Sublease (Renco 53 [Cirrus Logic/Renco Master Lease]) executed by Sublandlord, Subtenant and Landlord (the "Tenant Improvement Agreement"). So long as this Sublease is in full force and effect, Sublandlord and Subtenant shall perform their respective obligations under the Tenant Improvement Agreement.

10. Effect of Conveyance. As used in this Sublease, the term "Sublandlord" means the holder of the "Tenant's" interest under the Master Lease. In the event of any assignment or transfer of the "Tenant's" interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof, as between Sublandlord and Subtenant, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing after the date of such assignment or transfer, provided such transferee has assumed all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the "Tenant's" interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

11. Signage. Notwithstanding anything to the contrary set forth in this Sublease, subject to the approval of Landlord, Subtenant shall have the right to display its corporate logo in one or more places on the exterior of the Subleased Premises. Subtenant shall own such signage (and all rights incidental to such ownership) and shall have the right to remove such signage at the expiration or sooner termination of this Sublease.

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

12. Broker. Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than those identified in Paragraph 1 hereof. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublandlord shall pay any brokerage commission due and payable under the written agreement concerning this Sublease between BT Commercial/New America Network and Cirrus Logic, Inc.

13. Sublandlord's Option. Sublandlord and Subtenant acknowledge that, pursuant to the Third Amendment to Lease, Sublandlord's option to extend the Master Lease is exercisable only if Sublandlord has terminated this Sublease as a result of a default by Subtenant hereunder and Subtenant has vacated the Subleased Premises.

14. Representations. Sublandlord represents and warrants to Subtenant that, (i) to the best of Sublandlord's knowledge, no default (or condition which will become a default following the passage of time with or without the giving of notice) under the Master Lease on the part of Sublandlord or Subtenant currently exists, (ii) the copy of the Master Lease attached hereto as Exhibit A is a true and correct copy of the entire Master Lease, and (iii) Sublandlord will not enter into an amendment of the Master Lease which will adversely affect Subtenant or Subtenant's use and occupancy of the Subleased Premises without the prior written consent of Subtenant.

15. Direct Enforcement. Consistent with that certain Consent to Sublease (Renco 53 [Cirrus Logic/Renco Master Lease]) executed by Landlord, Subtenant and
Sublandlord, Subtenant shall have the right to seek performance of Landlord's obligations under the Master Lease directly from Landlord, so long as such obligations are obligations with respect to which Sublandlord would be required under this Sublease to seek Landlord's performance for the benefit of Subtenant.

16. Direct Payment of Rent. Subtenant, at Subtenant's option, shall have the right to make payments of Rent due under this Sublease to Landlord under the Master Lease or to perform any other financial or monetary obligation of Subtenant to Landlord under the Master Lease on the following terms and conditions: (a) Subtenant shall provide Sublandlord with five (5) days prior written notice of its intention to make such direct payments or to perform such financial or monetary obligation; (b) Subtenant shall only pay to Landlord that portion of the Rent that is due under the Master Lease and shall continue to pay any overage to Sublandlord under this Sublease; (c) Subtenant shall make such payments of Rent or perform such financial or monetary obligations by the date such amounts are due under this Sublease; (d) Subtenant shall deliver to Sublandlord, at the same time Subtenant makes a payment of Rent or performs such other financial or monetary obligation to Landlord, evidence that such payment of Rent has been made or performance of such other financial or monetary obligation has occurred; and (e) Subtenant's failure to make a payment of Rent to Landlord or to perform such other financial or monetary obligation, if Subtenant has so elected, or Subtenant's failure to deliver evidence of same as set forth in subsection (d) above shall be deemed a failure to pay Rent under this Sublease and Sublandlord shall have all of the rights and remedies hereunder with respect to the failure to pay Rent.

17. Delivery of Default Notices. Sublandlord shall deliver to Subtenant, within two (2) business days of receipt by Sublandlord, copies of any notices of default received by Sublandlord from Landlord under the Master Lease.

18. Conditions Precedent. Notwithstanding anything to the contrary set forth in this Sublease, it shall be an express condition precedent to Sublandlord's obligations hereunder that, and this Sublease shall not be effective unless and until Landlord has consented in writing to this Sublease. If Landlord does not consent in writing to this Sublease within thirty (30) days after Sublandlord's execution of this Sublease, then Sublandlord may, at any time thereafter until such approval is obtained, terminate this Sublease upon written notice to Subtenant, whereupon any monies previously paid by Subtenant to Sublandlord shall be reimbursed to Subtenant.

19. Successors. This Sublease shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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

20. Entire Agreement. This Sublease and the provisions of the Master Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease.


IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBTENANT:                                           SUBLANDLORD:

AVANT! CORP.,                                        CIRRUS LOGIC, INC.,
a Delaware corporation                               a California corporation

By: ___________________________             By: __________________________
Printed                                              Printed
Name: ________________________              Name: ________________________

Its: ___________________________            Its: __________________________
Date: _________________________             Date: _________________________

         EXHIBIT A

         MASTER LEASE

         [to be attached]

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